EXHIBIT 99.2

January 23, 2014

Dear PFX Bondholder:

We are writing to request your consent to amend the indenture governing The Phoenix Companies, Inc. 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (NYSE:PFX), and provide a related waiver. We encourage you to review this Consent Solicitation Statement, which provides detail about the proposed amendments and waiver and what consenting to it would mean to you. Here is a summary of the main points:

Our ongoing restatement has delayed the Company from providing certain SEC reports to the bond trustee pursuant to the indenture governing the bonds, which triggered a notice of default.

The proposed amendments to the indenture and waiver of the default would allow Phoenix to extend the date for delivering to the bond trustee the delayed 2012 and delayed 2013 SEC reports, the 2013 Form 10-K, and the first, second and third quarter 2014 Forms 10-Q to March 16, 2015. This would fix, or “cure,” any default relating to these reports and the reporting requirements through March 16, 2015 but will not alter the Company’s current obligation to pay principal and interest on the bonds as provided for in the indenture.

As background, Phoenix is restating its financial statements for several prior periods and, as a result, was not able to timely file with the SEC its third quarter 2012 Form 10-Q, its 2012 Form 10-K, and its first, second and third quarter 2013 Forms 10-Q. In May 2013, holders representing a majority of the outstanding principal amount of the bonds consented to approve amendments to the indenture to extend to December 31, 2013 the date for Phoenix to provide its delayed 2012 SEC reports and its 2013 Forms 10-Q, and a related waiver. We have determined that additional time is required to complete the restatement and provide these delayed reports to the bond trustee.

We are approaching completion of the GAAP restatement, have sized the restatement’s unaudited estimated pre-tax impact on total stockholders’ equity at June 30, 2012 as reported in the second quarter 2012 Form 10-Q and income (loss) from continuing operations before taxes for certain restated periods and established a date to start filing our delayed financial statements. We expect to file our 2012 Form 10-K containing the restated financial statements by March 31, 2014 and become a timely SEC filer with the filing of our second quarter 2014 Form 10-Q. We are requesting that Phoenix be permitted to deliver the 2012 SEC reports, the 2013 SEC reports and the 2014 Forms 10-Q to the bond trustee on or prior to March 16, 2015, because we believe it is in the best interests of the Company to obtain additional flexibility to deliver to the trustee all of the SEC reports that we may be required to provide under the indenture prior to that date.

If the consent solicitation is successful, bondholders that deliver a valid consent, and do not validly revoke their consent, will be compensated in the amount of $0.0625 for each $25 in principal amount.

We appreciate the support bondholders have provided us in the past. Your consent is very important because these amendments and waiver will become effective only if we receive consents from holders representing a majority of the outstanding principal amount of the bonds before the deadline of February 20, 2014, unless extended.

Enclosed you will find consent instructions from the broker or bank where your bonds are held. If you have any questions or need help with voting, please call our Information and Tabulation Agent, D.F. King & Co., Inc., at 1-800-829-6551 or call your broker or bank. General questions also may be directed to our Solicitation Agent, Morgan Stanley & Co. LLC, at 1-800-624-1808.

Sincerely,

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, CT 06102-5056

www.phoenixwm.com

THE PHOENIX COMPANIES, INC.
CONSENT SOLICITATION STATEMENT

Solicitation of Consents to Amendments to Indenture and Waiver
With Respect to the
$300,000,000 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (NYSE:PFX)
In Consideration of a Consent Fee of $0.0625 per $25 principal amount of the Securities

This Solicitation with respect to the Securities will expire at 5:00 p.m., New York City time, on February 20, 2014 (or such date and time to which we may extend it with respect to the Securities from time to time, the “Expiration Date”).

The Phoenix Companies, Inc. (“we” or the “Company”) is hereby soliciting (this “Solicitation”) a consent (with the accompanying form of Consent, the “Consent”) of holders of our 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (the “Securities”) to certain amendments to the indenture, dated as of December 27, 2001 (the “Original Indenture”), between the Company, as issuer, and U.S. Bank, as successor trustee to SunTrust Bank (the “Trustee”), as amended by the First Supplemental Indenture, dated as of January 18, 2013, between the Company and the Trustee (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of May 23, 2013, between the Company and the Trustee (the “Second Supplemental Indenture” and together with the First Supplemental Indenture and the Original Indenture, the “Indenture”), governing the Securities as further described herein (the “Proposed Amendments”), subject to the terms and conditions set forth in this Consent Solicitation Statement (this “Statement”) and the Consent. Each Holder that delivers a Consent will also be waiving certain defaults that may have occurred before the Proposed Amendments become effective (the “Proposed Waiver”). Other than a default under Section 704 of the Indenture as described herein, the Company is unaware of any default or Events of Default that have occurred under the Indenture as of the date hereof.

As reported on a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on November 8, 2012, our management concluded that certain of the Company’s previously issued audited and unaudited financial statements should no longer be relied upon and should be restated because of certain errors in the consolidated statement of cash flows in those financial statements. We also announced in a news release issued on that date that we would not be able to timely file our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 (the “Third Quarter 2012 Form 10-Q”). Our failure to timely deliver copies of the Third Quarter 2012 Form 10-Q to the Trustee resulted in a default under the Original Indenture. In January 2013, holders representing a majority of the outstanding principal amount of the Securities consented to approve certain amendments to the Original Indenture, as set forth in the First Supplemental Indenture, and to provide a related waiver, extending the date for us to provide our Third Quarter 2012 Form 10-Q to the Trustee to March 31, 2013.

As reported on a Current Report on Form 8-K/A filed with the SEC on March 15, 2013 and in a news release issued on that date, in connection with our previously announced financial statement restatement, we identified additional errors, many of which have secondary impacts, such as the effect of adjustments on deferred policy acquisition costs, and we also identified limitations in existing systems and processes that need to be updated, supplemented or replaced. Accordingly, we concluded that we would not meet our previously announced timetable for filing our restated financial information or our Third Quarter 2012 Form 10-Q or timely file our 2012 Annual Report on Form 10-K with the SEC and the Trustee (the “2012 Form 10-K” and together with the Third Quarter 2012 Form 10-Q, the “Delayed 2012 SEC Reports”).

As reported on a Current Report on Form 8-K/A filed with the SEC on April 24, 2013, in connection with our previously announced financial statement restatement, we stated at that time we believed that we may not be able to timely file our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013 (the “Delayed 2013 SEC Reports”) with the SEC or the Trustee by their respective due dates.

In May 2013, holders representing a majority of the outstanding principal amount of the Securities consented to approve certain amendments to the Original Indenture, as amended by the First Supplemental Indenture, as set forth in the Second Supplemental Indenture, and to provide a related waiver, extending the date for us to provide the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports to the Trustee to December 31, 2013.

We were unable to timely file the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports with the SEC or the Trustee by their respective due dates or by December 31, 2013. Furthermore, we believe that we will be unable to timely file our 2013 Annual Report on Form 10-K (the “2013 Form 10-K”) and may not be able to timely file one or more of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014 (the “2014 Forms 10-Q”, and together with the Delayed 2012 SEC Reports, the Delayed 2013 SEC Reports and the 2013 Form 10-K, the “Relevant SEC Reports”) with the SEC and the Trustee.

On January 17, 2014, we announced that we are approaching completion of the GAAP restatement, have sized the restatement’s unaudited estimated pre-tax impact on total stockholders’ equity at June 30, 2012 as reported in the second quarter 2012 Form 10-Q and income (loss) from continuing operations before taxes for certain restated periods and established a date to start filing our delayed financial statements. We expect to file our 2012 Form 10-K containing the audited restated financial statements for the years ended December 31, 2010 and 2011, audited financial statements for the year ended December 31, 2012 and unaudited financial statements for the four quarters of 2011 and 2012 by March 31, 2014 and become a timely SEC filer with the filing of our second quarter 2014 Form 10-Q. We are requesting that the Company be permitted to file the Relevant SEC Reports with the Trustee on or prior to March 16, 2015, because we believe it is in the best interests of the Company to obtain additional flexibility to deliver to the Trustee all of the SEC reports that we may be required to provide under the Indenture prior to that date.

The reporting covenant in the Indenture relating to the Securities requires us to file with the Trustee, within fifteen (15) days after we are required to file with the SEC, copies of the annual reports and of the information, documents and other reports (the “SEC Reports”) that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (the “Exchange Act”), except with respect to the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports, which were required to be filed with the Trustee by December 31, 2013 pursuant to the Second Supplemental Indenture. This Indenture reporting covenant is referred to in this Statement as the “Reporting Covenant”. Because we have delayed the filing of our Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports, the Trustee has sent us a notice of default under the Indenture, which has initiated the 60-day cure period provided for in the Indenture.

The Proposed Amendments will effectively provide that, until 5:30 p.m., New York City time on March 16, 2015, any failure to comply with the Reporting Covenant or failure to deliver any related notice of default to the Trustee will not constitute a default under the Indenture, and that our filing with the Trustee of the Relevant SEC Reports on a delayed basis on or prior to 5:30 p.m. New York City time on March 16, 2015 and payment of the consent fee as described herein would satisfy our obligations under the Reporting Covenant. The Proposed Waiver will provide that any and all defaults and Events of Default that will have occurred under the Indenture prior to the effectiveness of the Proposed Amendments are waived.

Our ability to complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. We also will have to file the Delayed 2012 SEC Reports, the Delayed 2013 SEC Reports, the 2013 Form 10-K and the 2014 Forms 10-Q, which may not be filed in chronological order. Even if we are successful in amending the Indenture and obtaining a waiver from the Holders, there can be no assurances that we will make all our filings with the SEC and the Trustee by such date. See “Rationale for the Solicitation.”

In connection with the Proposed Amendments, the Company and the Trustee will enter into a supplement to the Indenture containing the Proposed Amendments (the “Third Supplemental Indenture”). See “The Proposed Amendments and Proposed Waiver.” Subject to the terms and conditions described herein, the Consent, including the waivers contained therein, will become effective following receipt by the Company of Consents from Holders of a majority in principal amount of the outstanding Securities (excluding any Securities held by the Company or its affiliates) (the “Requisite Consents”).

If the Requisite Consents have been received on or before the Expiration Date and the Company has notified the Information and Tabulation Agent (as defined below) that each of the other conditions set forth herein is satisfied, including the execution and delivery of the Third Supplemental Indenture, the Company will pay to each Holder who has delivered a valid Consent that has not been validly revoked a cash payment equal to $0.0625 per $25 principal amount of Securities to which the Consent relates (the “Consent Fee”). Subject to the conditions herein, the Consent Fee will be paid promptly after the Expiration Date (but no later than ten days after the Expiration Date) by deposit of funds with the Information and Tabulation Agent acting as agent for the Holders for the purpose of receiving payments from us and transmitting such payments to the Holders. With respect to any Consents validly received and not validly revoked, and accepted from a beneficial holder with holdings in an aggregate principal amount of Securities less than or equal to $250,000, the Company will pay, if applicable, any relevant Retail Processing Dealer (as defined herein) a cash payment equal to $0.0625 per $25 principal amount of Securities to which such Consent relates (the “Retail Processing Fee”). Calculations of the Consent Fee and the Retail Processing Fee will be rounded up to the nearest cent. Holders who do not provide Consent, and Holders who validly revoke a Consent, prior to the Expiration Date will not receive the Consent Fee.

This Solicitation is being made to Holders of the Securities. The term “Holders” or “Holder” means those record holders of Securities, and their duly appointed proxies, as of 5:00 p.m., New York City time on January 22, 2014 (as the same may be changed from time to time as provided herein, such time and date, the “Record Date”), as reflected in the records of the Company. As of the Record Date, all $268,620,300 principal amount of the Securities (representing $300,000,000 in principal amount originally issued less $31,379,700 in principal amount previously held by the Company and cancelled in March 2013) were held of record by The Depository Trust Company (“DTC”) or its nominee on behalf of participants in DTC (“DTC Participants”). DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee.

In connection with this Solicitation, Holders may revoke Consents pursuant to the terms described in this Statement and the Consent. Any Consent received in the circumstance where the Requisite Consents are not obtained by the Expiration Date will automatically terminate and not be effective and no payments of any Consent Fee or Retail Processing Fee will be made. From and after the Expiration Date, assuming we receive the Requisite Consents, each present and future holder of Securities will be bound by the Proposed Amendments and Proposed Waiver.

Capitalized terms used in this Statement that are not otherwise defined herein have the meanings set forth in the Second Supplemental Indenture or the Indenture, as applicable. Please refer to the marked revisions of the Indenture contained in this Statement that reflect the Proposed Amendments. See “The Proposed Amendments and Proposed Waiver.” Holders may request a copy of the Indenture through the Information and Tabulation Agent.

The Solicitation Agent for this Solicitation is:

MORGAN STANLEY

January 23, 2014

IMPORTANT INFORMATION

Holders should read and carefully consider the information contained herein before deciding whether to give their Consent to the Proposed Amendments and Proposed Waiver.

Only Holders as of the Record Date may execute Consents and consent to the Proposed Amendments and Proposed Waiver. If the Requisite Consents are received, and not validly revoked, by the earlier of the Expiration Date and the date that the Company publicly announces that it has received the Requisite Consents, and the other terms and conditions set forth herein have been met or waived, the Proposed Amendments and Proposed Waiver will be binding on all subsequent transferees of the Securities. If the Record Date is changed, only Holders as of the revised Record Date will be entitled to execute Consents and consent to the Proposed Amendments and Proposed Waiver.

Holders who wish to consent must deliver their properly completed and executed Consent Form to the Information and Tabulation Agent (as defined below) at the address set forth on the back cover of this Statement in accordance with the instructions set forth herein and in the Consent Form. Consents should not be delivered to us, the Trustee or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustee or the Solicitation Agent. DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee.

Each beneficial owner of Securities desiring that a Consent be given with respect to such Securities must instruct the Holder of such Securities (i.e., the custodian bank, depositary, broker, trust company or other nominee that holds the Securities on behalf of the beneficial owner and is the DTC Participant with respect to such Securities) to execute a Consent and deliver it to the Information and Tabulation Agent on such beneficial owner’s behalf.

In connection with this Solicitation and pursuant to the terms described in this Statement and in the Consent, Holders may revoke Consents prior to the earlier of the Expiration Date and the date that the Company publicly announces that it has received the Requisite Consents.

Any questions or requests for assistance or for additional copies of this Statement, the Consent or related documents may be directed to D.F. King & Co. Inc., which will act as information agent, tabulation agent and paying agent (in such capacities, the “Information and Tabulation Agent”), at its telephone numbers set forth on the last page hereof. A Holder may also contact Morgan Stanley & Co. LLC (the “Solicitation Agent”) at its telephone numbers set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning this Solicitation.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Solicitation Agent, the Information and Tabulation Agent or any other person.

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The statements made in this Statement are made as of the date of this Statement and delivery of this Statement or the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date. The information provided in this Statement is based upon information provided solely by us. The Solicitation Agent has not independently verified and does not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein.

This Solicitation is not being made to, and a Consent Form will not be accepted from or on behalf of, a Holder in any jurisdiction in which the making of this Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to lawfully make this Solicitation in any such jurisdiction and to extend this Solicitation to any Holder in such jurisdiction. In any jurisdiction in which the securities laws require this Solicitation to be made by a licensed broker or dealer, this Solicitation will be deemed to be made on behalf of us by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This Statement has not been filed with or reviewed by any federal or state securities commission or authority of any jurisdiction, nor has any such commission or authority passed upon the accuracy or adequacy of this Statement. Any representation to the contrary is unlawful and may be a criminal offense.

Recipients of this Statement and the Consent should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning this Statement.

Holders of Securities should not tender or deliver Securities at any time.

YOU SHOULD READ THIS STATEMENT CAREFULLY BEFORE MAKING A DECISION WITH RESPECT TO PROVIDING OR NOT PROVIDING A CONSENT.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The discussion in this Statement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others:

•	our ability to achieve the anticipated results of this Solicitation, including our ability to obtain the Requisite Consents for the Proposed Amendments and Proposed Waiver or cure the existing breach of the Reporting Covenant within the 60-day cure period and, if we are unable to cure or to obtain such Consents, the possibility that the requisite number of Holders will accelerate the payment obligation of the Securities and the related consequences with respect to our financial statements and our business;

•	the lack of current publicly available information concerning the results of operations and financial condition of the Company;

•	the Company’s ability to produce restated financial results and provide final third quarter 2012, year-end 2012, first, second and third quarter 2013, year-end 2013, and first, second and third quarter 2014 financial information in the anticipated timeframes, including risks associated with additional issues that may arise during the review being conducted by management and our independent registered public accounting firm and potential adverse effects to the Company’s financial condition and results of operations as a result of any required adjustments to prior period financial statements;

•	the impact of being placed on negative credit watch and/or downgrades in our debt or financial strength ratings by certain rating agencies or having rating agencies withdraw their ratings;

•	the delay in filing the 2012 Form 10-K with the SEC and any failure to satisfy other NYSE listing requirements could cause the NYSE to commence suspension or delisting procedures with respect to securities issued by the Company and the Company has been advised by the NYSE that its failure to file the 2012 Form 10-K with the SEC prior to April 3, 2014 will result in the NYSE moving forward with the initiation of suspension and delisting procedures;

•	the impact of not being able to hedge our positions due to the inability to replace hedges as a result of our credit rating and the default under the Indenture covering the Securities;

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•	the incurrence of significant expenses related to the restatement and the remediation of deficiencies in our internal control over financial reporting and disclosure controls and procedures, this Solicitation and our failure to timely file the Relevant SEC Reports with the SEC and deliver them to the Trustee;

•	the U.S. federal income tax consequences of the Consent Fee;

•	risks related to the restatement, the restatement of historical financial statements of one of our principal insurance company subsidiaries and that we remain delayed in our SEC reporting obligations;

•	if we fail to maintain an effective system of internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected and, as previously reported in our Current Report on Form 8-K dated January 17, 2014, management has identified multiple material weaknesses in our internal control over financial reporting many of which have not been remediated as of the date of this Statement;

•	the extraordinary processes undertaken, and that we continue to undertake, to effect the restatement may not be adequate to identify and correct all errors and we may discover additional errors and our financial statements remain subject to the risk of future restatement;

•	the longer the restatement process takes to complete, the more likely it is to continue to divert management and other human resources from the operation of the business, and the absence of timely and accurate financial information may hinder our ability to effectively manage the business of the Company;

•	the impact that the restatement, the events which caused the need for this Solicitation, and the Relevant SEC Reports may have on our ability to access alternate financing arrangements to fund our ongoing operations, particularly in the event the payment obligation with respect to the Securities is accelerated as provided in the Indenture;

•	the impact of our ability to register our securities for offer and sale until we have filed with the SEC the Relevant SEC Reports and the filings contemplated to be made to effect the restatement and we otherwise are current with our relevant SEC filing obligations;

•	our insurance company subsidiaries are also in the process of restating their respective United States Generally Accepted Accounting Principles (“GAAP”) financial statements for certain historical fiscal periods, and such restatements may have a material adverse impact on the business and financial condition of the Company including the impact on revenue of the Company caused by the inability to offer certain existing insurance products or introduce certain new insurance products;

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•	the impact, which may be adverse, on the market value of the Securities if the Requisite Consents are received and the Proposed Amendments and Proposed Waiver are given effect;

•	the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement is unpredictable and any orders, actions or rulings not in our favor could have a material adverse effect on our financial condition, liquidity or consolidated financial statements;

•	unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets;

•	the potential adverse effect of interest rate fluctuations on our business and results of operations;

•	the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate;

•	the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products;

•	the effect of guaranteed benefits within our products that protect policyholders against significant downturns in equity markets may decrease our earnings, increase the volatility of our results if hedging strategies prove ineffective, result in higher hedging costs and expose us to increased counterparty risk, which may have a material adverse effect on our results of operations, financial condition and liquidity;

•	potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses;

•	the consequences related to variations in the amount of our statutory capital could adversely affect our business;

•	the possibility that we may not be successful in our efforts to implement a business plan focused on new market segments;

•	changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions;

•	the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically;

•	our ability to attract and retain key personnel in a competitive environment;

•	our dependence on third parties to maintain critical business and administrative functions;

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•	the strong competition we face in our business from banks, insurance companies and other financial services firms;

•	our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions;

•	the potential need to fund deficiencies in our closed block;

•	tax developments may affect us directly or indirectly through the cost of, the demand for or profitability of our products or services;

•	the possibility that the actions and initiatives of the federal and state governments, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically;

•	regulatory developments or actions may harm our business;

•	legal actions could adversely affect our business or reputation;

•	potential future material losses from our discontinued reinsurance business;

•	changes in accounting standards under GAAP;

•	the expected benefits of the reverse stock split may not be realized or maintained; and

•	other risks and uncertainties described in this Statement or in any of our filings with the SEC.

You are urged to carefully consider all such factors and any other risks contained in this Statement. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this Statement even if such results changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this Statement such statements or disclosures will be deemed to modify or supersede such statements in this Statement.

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THE PHOENIX COMPANIES, INC.

Overview

We are a holding company incorporated in Delaware. Our operating subsidiaries provide life insurance and annuity products through independent agents and financial advisors. Our policyholder base includes both affluent and middle market consumers, with our more recent business concentrated in the middle market. Most of our life insurance in force is permanent life insurance (whole life, universal life and variable universal life) insuring one or more lives. Our annuity products include deferred fixed and variable annuities with a variety of death benefit and guaranteed living benefit options.

We believe our competitive strengths include:

•	competitive and innovative products;
•	underwriting and mortality risk management expertise;
•	ability to develop business partnerships; and
•	value-added support provided to distributors by our wholesalers and operating personnel.

Since 2009, we have focused on selling products and services that are less capital intensive and less sensitive to our ratings. In 2011, 2012 and 2013, our product sales were primarily in fixed indexed annuities. Sales of other insurance companies’ policies were expanded through our distribution subsidiary, Saybrus Partners, Inc. (“Saybrus”).

We operate two businesses segments: Life and Annuity, and Saybrus. The Life and Annuity segment includes individual life insurance and annuity products, including our closed block. Saybrus provides dedicated life insurance and other consulting services to financial advisors in partner companies, as well as support for sales of our product line through independent distribution organizations.

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RECENT DEVELOPMENTS

Below is a discussion of certain developments of the Company since our previously filed quarterly report on Form 10-Q for the quarter ended June 30, 2012.

Previous Consent Solicitations, the First Supplemental Indenture and the Second Supplemental Indenture

On December 12, 2012, we commenced a solicitation of consents from Holders of the Securities seeking their consent to amend the Original Indenture and provide a related waiver that would allow us to extend the date for providing our Third Quarter 2012 Form 10-Q to the Trustee to March 31, 2013 (the “First Consent Solicitation”). We received valid consents from Holders representing a majority of the outstanding principal amount of the Securities required to approve such amendment and waiver. As a result, on January 18, 2013, we and the Trustee executed the First Supplemental Indenture, which amended the Original Indenture to give effect to the extension of the due date for providing the Third Quarter 2012 Form 10-Q. The waiver obtained from Holders in the First Consent Solicitation waived any and all defaults and events of default occurring under the Indenture prior to the effectiveness of the First Supplemental Indenture.

On April 24, 2013, we commenced a second solicitation of consents from Holders of the Securities seeking their consent to amend the Original Indenture, as amended by the First Supplemental Indenture, and provide a related waiver that would allow us to extend the date for providing our Delayed 2012 SEC Reports and Delayed 2013 SEC Reports to the Trustee to December 31, 2013 (the “Second Consent Solicitation” and together with the First Consent Solicitation, the “Previous Consent Solicitations”). We received valid consents from Holders representing a majority of the outstanding principal amount of the Securities required to approve such amendment and waiver. As a result, on May 23, 2013, we and the Trustee executed the Second Supplemental Indenture, which amended the Original Indenture, as amended by the First Supplemental Indenture, to give effect to the extension of the due date for providing the Delayed 2012 SEC Reports and Delayed 2013 SEC Reports. The waiver obtained from Holders in the Second Consent Solicitation waived any and all defaults and events of default occurring under the Indenture prior to the effectiveness of the Second Supplemental Indenture.

Restatement

On November 8, 2012, the Company filed a Current Report on Form 8-K with the SEC reporting under Item 4.02 (the “Original Form 8-K”) that on November 7, 2012, our management concluded that the Company’s previously issued audited financial statements for the years ended December 31, 2011, 2010 and 2009 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the unaudited financial statements for the quarterly periods ended June 30, 2012, March 31, 2012 and September 30, June 30 and March 31 of 2011 included in the Company’s Quarterly Reports on Form 10-Q (the “Previously Issued Financial Statements”) filed with the SEC, should no longer be relied upon and should be restated (the “Restatement”). The Company subsequently amended the Original Form 8-K and provided updated Item 4.02 disclosure on Forms 8-K/A filed with the SEC on March 15, 2013

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and April 24, 2013 (the “April 2013 Form 8-K/A”), respectively (together, the “Forms 8-K/A” and collectively with the Original Form 8-K, the “Restatement Forms 8-K”).

As reported in the Restatement Forms 8-K, (i) management evaluated these errors and determined that they had a material impact on the Previously Issued Financial Statements, and (ii) the errors to be corrected by the Restatement are not expected to have a material impact on the financial results of the Company’s insurance company subsidiaries prepared in accordance with Statements of Statutory Accounting Principles (“STAT”) and filed with the state insurance regulators, or the subsidiaries’ risk based capital computations, for any of the periods noted.

The Company also disclosed that: (i) the Previously Issued Financial Statements will be restated in one or more future filings with the SEC; (ii) management continues to assess its disclosure controls and procedures and internal control over financial reporting; (iii) management believes that it has currently identified multiple material weaknesses in the Company’s internal control over financial reporting that will be reported in its Annual Report on Form 10-K; and (iv) since the date of the Original Form 8-K and in connection with the Restatement, management has identified additional errors, many of which have secondary impacts, such as the effect of certain adjustments on deferred policy acquisition costs, and management has also identified limitations in existing systems and processes that will need to be updated, supplemented or replaced.

The April 2013 Form 8-K/A filed with the SEC sets forth the status of the Restatement as of that date as reported by the Company.

Status of Restatement

Unaudited Estimated Pre-Tax Impact of Restatement

In our news release dated January 17, 2014 (the “January 17 Release”), we announced the unaudited estimated pre-tax impact of the Restatement on total stockholders’ equity reported at June 30, 2012, the unaudited estimated impact on income (loss) from continuing operations before taxes for the year ended 2010 and 2011 and the first half of 2012, the expected March 31, 2014 filing date for the 2012 Form 10-K, and additional updates relating to the restatement. On January 17, 2014, we also filed a Current Report on Form 8-K with the SEC (the “January 17 Form 8-K”) publicly disclosing other information regarding the Restatement including a discussion of the drivers of the Restatement, control deficiencies and an update on the NYSE listing extension request.

The January 17 Form 8-K, along with the January 17 Release, which was furnished to the SEC as Exhibit 99.1 to the January 17 Form 8-K, is attached hereto as Attachment A.

Discussions with SEC staff regarding failure to timely file Forms 10-Q and 10-K under the Exchange Act

The Company has been engaged in discussions with the staff of the SEC regarding the Restatement, its failure to timely file the Delayed 2012 SEC Reports and the Delayed 2013 SEC

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Reports, and its announced inability to file the 2013 Form 10-K and one or more of the 2014 Forms 10-Q on a timely basis. The discussions have included the failure by PHL Variable Insurance Company (“PHLVIC”) to file its periodic reports under the Exchange Act as well. The staff has indicated to the Company’s legal counsel that it intends to recommend to the Commissioners of the SEC that enforcement actions be taken with regard to the Company’s failure to file, on a timely basis, the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports, and PHLVIC’s failure to file its corresponding delayed SEC reports. The staff and the Company have preliminarily agreed to an outline of the terms of a proposed settlement, which is subject to Commission approval, pursuant to which the Company and PHLVIC would agree to the issuance of an Administrative Cease and Desist Order finding violations of Section 13(a) of the Exchange Act, and imposing certain civil monetary penalties. Section 13(a) requires the Company and PHLVIC to file periodic reports with the SEC on an established timetable. In connection with the proposed settlement, the Company would undertake to meet certain filing deadlines with respect to the 2012 Form 10-K and the 2013 Form 10-K, the Delayed 2012 SEC Reports and Delayed 2013 SEC Reports and PHLVIC would undertake similar obligations with respect to its corresponding delayed SEC reports. There can be no certainty that the Commissioners will approve the recommendation of the staff. The staff has indicated to the Company that the matter remains subject to further investigation and potential further regulatory action. The SEC has a broad range of potential actions that may be taken against the Company and PHLVIC for late filings in addition to the ones noted above, including suspension of trading of the Company’s securities or deregistration of the Company and PHLVIC under the Exchange Act.

Notifications from the NYSE

As reported under Item 3.01 of the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2013, we received from NYSE Regulation, Inc. (the “NYSE”) a notice of failure to satisfy a continued listing rule or standard and related monitoring. This notice informed the Company that, as a result of its failure to timely file its 2012 Form 10-K, it is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE Listed Company Manual.

Under the Section 802.01E procedures, the NYSE will monitor the status of the filing of the 2012 Form 10-K and related public disclosures for up to a six-month period from its due date. If the Company has not filed the 2012 Form 10-K within six months from the filing due date, the NYSE may, in its sole discretion, allow the Company's common stock to trade for up to an additional six months pending the filing of the 2012 Form 10-K prior to commencing suspension or delisting procedures, depending on the Company's specific circumstances.

As reported under Item 3.01 of the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2013, pursuant to Section 802.01E, the Company made a request to the NYSE that its shares be permitted to continue to trade on the NYSE while the Company completes its restatement of financial statements for prior periods and prepares the 2012 Form 10-K. On September 27, 2013 via letter dated September 26, 2013, the NYSE notified the Company that its shares may continue to trade on the NYSE until January 31, 2014, subject to reassessment on an ongoing basis. The letter further provided that, in the event that the Company is unable to file the 2012 Form 10-K on or prior to January 31, 2014, the Company

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may request that the NYSE permit its securities to continue to trade on the NYSE until April 3, 2014.

On January 14, 2014, the Company made an additional extension request to the NYSE that its shares be permitted to continue to trade until April 3, 2014, noting that the Company is targeting March 31, 2014 as the date for filing with the SEC the 2012 Form 10-K. In the event that the Company receives the extension and is unable to file the 2012 Form 10-K prior to April 3, 2014, the NYSE will move forward with the initiation of suspension and delisting procedures.

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Financial Results

Our news releases dated March 15, 2013, May 15, 2013, August 15, 2013 and November 15, 2013 included the following information regarding our estimated operating metrics for The Phoenix Companies, Inc.:

Estimated Operating Metrics for The Phoenix Companies, Inc.

	As of or for the quarter ended December 31, 2012	As of or for the year ended December 31, 2012	As of or for the quarter ended March 31, 2013	As of or for the quarter ended June 30, 2013	As of or for the quarter ended September 30, 2013
Annuity deposits	$193.2	$830.0	$177.9	$176.0	$165.8
Net annuity flows (deposits less surrenders)	$62.0	$294.6	$40.9	$21.9	$13.7
Annuity funds under management	$5.0 billion	$5.0 billion	$5.2 billion	$5.2 billion	$5.4 billion
Life insurance annualized premium	$0.8	$2.7	$0.4	$0.2	$0.6
Gross life insurance in-force	$113.3 billion	$113.3 billion	$110.9 billion	$108.6 billion	$106.5 billion
Overall mortality experience	$8 million unfavorable to expectations	Modestly unfavorable to expectations[1]	In line with expectations	Favorable compared with expectations	Favorable compared with expectations
Open block mortality experience	Not disclosed	Not disclosed	Favorable, driven by UL results	Favorable, driven by UL results	Favorable, driven by UL results
Closed block mortality experience	Not disclosed	Not disclosed	Slightly Unfavorable	In line with expectations	Slightly Unfavorable
Total individual life annualized surrender rate	6.2%	5.8%	5.1%	4.7%	4.0%
Closed block life annualized surrender rate	5.8%	5.4%	4.6%	4.4%	3.6%
Annuity annualized surrender rate	10.5%	11.1%	10.4%	11.7%	11.6%
Holding company cash & securities	$144.5	$144.5	$190.0 [2]	$177.5	$200.9
Saybrus EBITDA (incl. inter-company revenues)	$1.8	$3.3	Modestly positive	$0.9	$0.7

1 2-yr results were modestly favorable

2 Includes $48 million tax receivable

$ in millions unless otherwise noted

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Unaudited statutory financial results for our principal operating subsidiary, Phoenix Life Insurance Company (“PLIC”) were filed with the New York Department of Financial Services on March 1, 2013, May 15, 2013, August 15, 2013 and November 15, 2013. Our news releases dated March 15, 2013, May 15, 2013, August 15, 2013 and November 15, 2013 included the following information regarding these statutory results for PLIC:

Unaudited Statutory Financial Results for Phoenix Life Insurance Company*
	As of or for the year ended December 31, 2012	As of or for the quarter ended March 31, 2013	As of or for the quarter ended June 30, 2013	As of or for the quarter ended September 30, 2013
Statutory Surplus and Asset Valuation Reserve	$922.5	$828.5	$789.2	$785.0
Risk-based capital ratio	379%	357%	354%	349%
Statutory net gain from operations	$160.5	$26.2	$19.0	$8.7
Statutory net income (loss)	$156.2	$(38.9)	$14.9	$4.4
Dividends paid to holding company	$71.8	$20.0	-	$29.2

$ in millions

Changes to PLIC Statutory Surplus and Asset Valuation Reserve*

PLIC’s statutory surplus and asset valuation reserve was $785.0 million at September 30, 2013 and $922.5 million at December 31, 2012. The statutory surplus and asset valuation reserve at September 30, 2013 reflects the following actions in the first nine months of 2013:

•	PLIC paid a total of $49.2 million in dividends to the parent holding company in the first nine months of 2013.

•	PLIC and its subsidiary, PHLVIC, initiated a hedge to protect surplus against the impact of rising interest rates in the first quarter of 2013. The hedge also positions the Company to utilize tax benefits related to expiring capital loss carryforwards maintained at the holding company. The transaction decreased statutory surplus by $55.2 million and increased holding company assets by $48.0 million, enhancing liquidity and capital flexibility.

•	A $23.1 million decrease in statutory surplus is due to lower admitted deferred tax assets on the balance sheet of PLIC and its insurance company subsidiaries at September 30, 2013.

•	PLIC made $(28.0) million of net prior period adjustments during the nine months ended September 30, 2013 as a result of the previously announced GAAP restatement process and statutory and GAAP audits.

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o	$(36.8) million of net prior period adjustments were recorded in statutory surplus.

o	Net prior period adjustments of $8.8 million in the carrying value of insurance company subsidiaries are reflected in the change in net unrealized capital gains.

•	The principal components of the net prior period adjustments are reductions for an increase in taxes owed resulting from underreporting of taxable income in prior periods, primarily in partnership investments, a decrease in net investment income, and the establishment of a reserve arising from a 1996 class action lawsuit settlement, partially offset by a decrease in the incurred but not reported claim reserve.

*             PLIC’s statutory results are not indicative of, and are not a replacement for, the consolidated GAAP results of the Company. Variances between PLIC’s statutory financial results and its or the Company’s GAAP financial information are likely to be material. Due to the differences between the statutory and GAAP accounting principles, the statutory adjustments discussed above will not be the same as the adjustments made to the GAAP financial statements as a result of the restatement, and such differences are material based upon the unaudited estimated pre-tax impact of the Restatement referenced above in “—Status of Restatement—Unaudited Estimated Pre-Tax Impact of Restatement.”

Recent Updates on Liquidity of The Phoenix Companies, Inc. (Parent Only) (the “Holding Company”)

We reported $166.8 million in Holding Company cash and unaffiliated securities as of December 31, 2013 after taking into account the net impact of the following fourth quarter 2013 actions:

•	a $25.0 million dividend paid by PLIC;

•	the purchase of a $30.0 million surplus note from PHLVIC; and

•	a $45.0 million capital contribution to further benefit PHLVIC.

The capital provided by the Holding Company to PHLVIC is intended to partially offset an anticipated net statutory reserve increase as a result of its annual statutory asset adequacy analysis and to maintain adequate statutory capital.

***

In connection with this Solicitation, you should not rely on any financial information of the Company or its subsidiaries other than such financial information that is contained herein or attached hereto or in information furnished to you after the date hereof by the Company, the Information Agent or the Solicitation Agent in connection with this Solicitation. Except as provided herein or pursuant to this Statement, you are cautioned not to rely upon estimated GAAP financial information provided by the Company since the announcement of the Restatement, including in information contained in the March 15, 2013 news release, as the Company continues to progress through the Restatement process.

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Notifications from Credit Rating Agencies

On August 28, 2013, A.M. Best Company, Inc. (“A.M. Best”) downgraded our financial strength ratings (“A.M. Best FSRs”) to “B” (Fair) from “B+” (Good) and issuer credit ratings to “bb+” from “bbb-” of our subsidiaries. Concurrently, A.M. Best has downgraded our issuer credit rating and senior debt rating to “b” from “b+”. Additionally, A.M. Best has downgraded our debt rating to “bb-” from “bb” of our existing surplus notes of PLIC. The A.M. Best FSRs were removed from under review with negative implications and assigned a stable outlook, and the issuer credit ratings were removed from under review with negative implications and assigned a negative outlook. On April 9, 2013, A.M. Best downgraded the senior debt ratings of the Company one notch from bb- to b+. The financial strength ratings for the Company’s life insurance subsidiaries and the debt rating of one of the Company’s subsidiaries were maintained and all ratings remain under review with negative implications. The downgrades and outlook reflect A.M. Best’s current view of the Company’s overall financial flexibility given the continuing delays in the filing of its GAAP financials. On December 7, 2012, all ratings of the Company and its subsidiaries were placed under review with negative implications. This rating action was prompted by the Company’s breach of the Reporting Covenant related to the delay in the filing the Third Quarter 2012 Form 10-Q.

On January 14, 2014, Moody’s Investors Service (“Moody’s”) announced that it withdrew its ratings of the Company and its principal insurance company subsidiaries citing insufficient information to monitor the ratings due to the Company’s failure to file current GAAP financial statements since the filing of the second quarter 2012 Form 10-Q and the Company’s failure to file audited GAAP or statutory financial statements for the year ended December 31, 2012. On March 20, 2013, Moody’s downgraded the senior debt rating of the Company one notch from B3 to Caa1 and the financial strength ratings for the Company’s life insurance subsidiaries and the debt rating of one of the Company’s subsidiaries were maintained and all ratings remained on review for downgrade. That rating action was prompted by the Company’s announcement of continued delays in the filing of its GAAP financial statements. On December 12, 2012, the senior debt and financial strength ratings of the Company were placed on review for downgrade. That rating action was prompted by the Company’s breach of the Reporting Covenant related to delay in filing the Third Quarter 2012 Form 10-Q.

On May 22, 2013, Standard & Poor’s Rating Services (“Standard & Poor’s”) affirmed our “B-” long-term counterparty credit rating. At the same time, they affirmed our “BB-” financial strength ratings for PLIC and PHLVIC. They removed all the ratings from CreditWatch with negative implications and assigned negative outlooks to all ratings. On March 8, 2013, Standard & Poor’s placed the senior debt and financial strength ratings for the Company and its subsidiaries on CreditWatch with negative implications. The placement on CreditWatch with negative implications reflected their view that the potential for the Company not being able to complete its Restatement and to further delay its filing had increased. On January 16, 2013, the senior debt and financial strength ratings for the Company and its subsidiaries were affirmed and all ratings were removed from CreditWatch with negative implications. This rating action occurred after the Company received the Requisite Consents to approve the First Supplemental Indenture. On December 7, 2012, they affirmed all ratings of the Company and its subsidiaries, and then placed them on CreditWatch with negative implications. The placement on

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CreditWatch with negative implications resulted from the Company’s violation of the Reporting Covenant and announced intention to seek Consent to the Proposed Amendments and Proposed Waiver.

Insurance Company Subsidiaries’ Restatement and Limitations on Product Offerings

PLIC, PHLVIC and Phoenix Life and Annuity Company (“PLAC”) are wholly-owned subsidiaries of the Company (the “Relevant Subsidiaries”). As a result of the offer and sale of insurance products that are required to be registered under the Securities Act of 1933, as amended (the “Securities Act”), PHLVIC is required to file periodic and other reports under the Exchange Act. As previously reported in September 2012, PHLVIC’s audit committee concluded that certain of its previously issued GAAP financial statements should no longer be relied upon and should be restated because of certain errors in those financial statements. PHLVIC has not filed a periodic report under the Exchange Act since the announcement of its GAAP restatement.

The management of PLIC and PLAC previously concluded that the certain of each insurance company’s previously issued GAAP financial statements should no longer be relied upon and should be restated because of certain errors in those GAAP financial statements. As a result of their GAAP restatements, PHLVIC and PLIC have been unable to update their respective registration statements covering their products offered under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”), with current financial information and related disclosure, and PLAC no longer sells such products. While this has had no impact on the Company’s sale of fixed indexed annuities, PHLVIC and PLIC have discontinued sales of their SEC-registered annuity and life insurance contracts. The Relevant Subsidiaries have, however, permitted existing contract owners to exercise rights provided by their contracts, including rights to make additional payments. In addition, the Relevant Subsidiaries are unable to offer any new products which are required to be registered under the Securities Act or the Investment Company Act until the restatement process is completed and current audited GAAP financial statements are available.

Litigation Update

On April 17, 2013, Robert Strougo filed a complaint against the Company, James D. Wehr and Peter A. Hofmann in the United States District Court for the District of Connecticut (Case No. 13-CV-547-RNC) (the “Strougo Litigation”). On November 1, 2013, the plaintiff filed an amended complaint joining Michael E. Hanrahan as an additional individual defendant. The plaintiff seeks to recover on behalf of himself and a class defined as all persons (other than the defendants) who purchased or otherwise acquired the Company's securities between May 5, 2009 and August 14, 2013 for claims arising out of the Company's announced intent to restate previously filed financial statements. The plaintiff alleges that, throughout the class period, the Company made materially false and misleading statements regarding the Company's business, operational and compliance policies. The plaintiff seeks damages, attorneys’ fees and other litigation costs. We believe we have meritorious defenses against the lawsuit and we intend to vigorously defend against these claims. The outcome of this litigation is uncertain and any potential losses cannot be reasonably estimated.

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Cases Brought by Policy Investors

On July 29, 2013 Wilmington Savings Fund Society, FSB, as successor in interest to Christiana Bank & Trust Company and as trustee of 59 unnamed trusts, filed a second amended complaint against PLIC and PHLVIC in the United States District Court for the District of Delaware (the case was initially brought on June 5, 2012 in its original venue, the Central District of California, and had been transferred to Delaware, by order dated March 28, 2013) (C.A. No. 13-499-RGA). On August 2, 2012, Lima LS PLC, filed a complaint against PHLVIC, PLIC, the Company, James D. Wehr, Philip K. Polkinghorn, Edward W. Cassidy, Dona D. Young, and other unnamed defendants, in the United States District Court for the District of Connecticut (Case No. CV12-01122). On July 1, 2013, the defendants’ motion to dismiss the complaint was granted in part and denied in part. Thereafter, on July 31, 2013, the plaintiff served an amended complaint against the same defendants, with the exception that Mr. Edward Cassidy was dropped as a defendant.

In both cases, the plaintiffs allege that PLIC promoted certain policy sales knowing that the policies would ultimately be owned by investors and then challenging the validity of these policies or denying claims submitted on these policies. Plaintiffs are seeking damages, including punitive and treble damages, attorneys' fees and a declaratory judgment. We believe we have meritorious defenses against the lawsuits and we intend to vigorously defend against these claims. The outcome of these litigations and any potential losses are uncertain.

Cost of Insurance Cases

By order dated July 12, 2013, two separate classes were certified in an action pending in the United States District Court for the Southern District of New York (C.A. No. 1:11-cv-08405-CM-JCF (U.S. Dist. Ct; S.D.N.Y.)) brought by Martin Fleisher and another plaintiff (the “Fleisher Litigation”), on behalf of themselves and others similarly situated, against PLIC. The complaint in the Fleisher Litigation, filed on November 8, 2011, challenges two COI rate adjustments implemented by PLIC, which PLIC maintains were based on policy language permitting such adjustments. The complaint seeks damages for breach of contract. The classes certified in the court’s July 12, 2013 order are limited to holders of PLIC policies issued in New York and subject to New York law.

PLIC’s subsidiary, PHLVIC, has been named as a defendant in four actions challenging its COI rate adjustments implemented concurrently with the PLIC adjustments. These four cases, which are not styled as class actions, have been brought against PHLVIC by (1) Tiger Capital LLC (C.A. No. 1:12-cv- 02939-CM-JCF; U.S. Dist. Ct; S.D.N.Y., complaint filed on March 14, 2012; the “Tiger Capital Litigation”) and (2-4) U.S. Bank National Association, as securities intermediary for Lima Acquisition LP ((2: C.A. No. 1:12-cv-06811-CM-JCF; U.S. Dist. Ct; S.D.N.Y., complaint filed on November 16, 2011; 3: C.A. No. 1:13-cv-01580-CM-JCF; U.S. Dist. Ct; S.D.N.Y., complaint filed March 8, 2013; collectively, the “U.S. Bank N.Y. Litigations”)); and 4: C.A. No. 1:13-cv-00368-GMS; U.S. Dist. Ct; D. Del., complaint filed on March 6, 2013; the “Delaware Litigation”). The Tiger Capital Litigation and the two U.S. Bank N.Y. Litigations have been assigned to the same judge as the Fleisher Litigation, and discovery in these four actions is being coordinated by the court; the Delaware Litigation is proceeding

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separately. The plaintiffs seek damages and attorneys’ fees for breach of contract and other common law and statutory claims.

Complaints to state insurance departments regarding PHLVIC’s COI rate adjustments have also prompted regulatory inquiries or investigations in several states, with two of such states (California and Wisconsin) issuing letters directing PHLVIC to take remedial action in response to complaints by a single policyholder. PHLVIC disagrees with both states’ positions, and, on April 30, 2013, Wisconsin commenced an administrative hearing to obtain a formal ruling on its position, which is pending (OCI Case No. 13-C35362).

We believe we have meritorious defenses against all of these lawsuits and regulatory directives and intend to vigorously defend against them. The outcome of these matters is uncertain and any potential losses cannot be reasonably estimated.

In September 2009, Carol Curran, et al. filed a putative class action complaint against certain subsidiaries of the Company, including AGL Life Assurance Company and Phoenix Equity Planning Corporation, as well as an officer of such subsidiaries, and two unrelated parties (Agile Group, LLC and Neal Greenberg), in the District Court (state court), Boulder County, Colorado (Case Number 2009CV907). Plaintiffs asserted claims for relief arising under Colorado statutory and common law and sought to recover damages, including punitive and treble damages, attorneys’ fees and a declaratory judgment. While the case was pending, the Company sold the subsidiaries named in the action and agreed to indemnify such subsidiaries and the officer in the action. This case was settled in the second quarter of 2013 and was resolved without material impact on the consolidated financial results of the Company.

We intend to disclose the foregoing in the Relevant SEC Reports when filed.

Reinsurer Notice of Claim

On June 6, 2012, one of the reinsurers of a Company insurance subsidiary provided notice of a claim, seeking relief under two treaties.  This matter was settled effective July 1, 2013 and was resolved without material impact on the consolidated financial results of the Company.

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Rationale FOR THE SOLICITATION

The description of certain terms of the Indenture and the Proposed Amendments and Proposed Waiver set forth below is only a summary and is qualified in its entirety by reference to (i) the terms and conditions of the Indenture as currently in effect, a copy of which was filed with the SEC as Exhibit 4.1 to our 2001 Form 10-K, as amended and supplemented by the First Supplemental Indenture, a copy of which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on January 18, 2013, and the Second Supplemental Indenture, a copy of which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on May 24, 2013, and (ii) the relevant provisions of the Indenture as proposed to be amended by the Proposed Amendments. See “Certain Covenants” and “The Proposed Amendments and Proposed Waiver.” Holders of the Securities are urged to read carefully and in its entirety this Statement, including the description of the Proposed Amendments and the Proposed Waiver set forth below and the proposed amendments to the Indenture reflecting the Proposed Amendments before determining whether to grant a Consent.

Background

The Indenture requires us to file with the Trustee, within fifteen (15) days after we are required to file with the SEC, copies of the SEC Reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

We previously announced that we would not be able to timely file our Third Quarter 2012 Form 10-Q with the SEC or the Trustee. Our failure to timely deliver copies of the Third Quarter 2012 Form 10-Q to the Trustee resulted in a default under the Original Indenture. Holders representing a majority of the outstanding principal amount of the Securities previously consented to approve the First Supplemental Indenture that amended the Original Indenture and to provide a related waiver extending the date for us to provide our Third Quarter 2012 Form 10-Q to the Trustee to March 31, 2013.

We announced on March 15, 2013 that we would not meet our timetable for filing our restated financial information and the Third Quarter 2012 Form 10-Q with the SEC or the Trustee by March 31, 2013, and we would also not timely file our 2012 Form 10-K with the SEC or the Trustee. We refer to our delayed Third Quarter 2012 Form 10-Q and 2012 Form 10-K together in this Statement as the Delayed 2012 SEC Reports. Our failure to timely deliver copies of the Delayed 2012 SEC Reports to the Trustee resulted in a default under the Original Indenture, as amended by the First Supplemental Indenture. Holders representing a majority of the outstanding principal amount of the Securities previously consented to approve the Second Supplemental Indenture that amended the Original Indenture, as amended by the First Supplemental Indenture, and to provide a related waiver extending the date for us to provide our Delayed 2012 SEC Reports and Delayed 2013 SEC Reports to the Trustee to December 31, 2013.

The Trustee has sent us a Notice of Default, dated January 6, 2014, indicating that the failure to provide the Trustee with the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports have resulted in our failure to comply with the Reporting Covenant and that the 60-day

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cure period provided for in the Indenture would commence from the date of the Notice of Default.

If we fail to file the Delayed 2012 SEC Reports and the 2013 SEC Reports by March 7, 2014, as a result of the failure to comply with the Reporting Covenant, the maturity of the Securities could be accelerated under the Indenture at any time if: (i) the Proposed Amendments and Proposed Waiver with respect to the Securities do not become effective, and (ii) following the 60-day cure period, the Trustee or the holders of 25% or more in principal amount of the Securities deliver an acceleration notice to us in accordance with the terms of the Indenture. The acceleration of the maturity of the Securities would permit the holders of the Securities to cause the outstanding principal amount to become immediately due and payable. For the risks associated with an acceleration of the maturity of the Securities, see “Risk Factors.”

As a result of the delay in completing the Restatement, we were unable to timely file the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports with the SEC or the Trustee by their respective due dates or by December 31, 2013, and we believe we will not be able to timely file our Annual Report on Form 10-K for year ended December 31, 2013 and may not be able to timely file one or more of our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2014. On January 17, 2014, we announced that we are approaching completion of the GAAP restatement, have sized the restatement’s unaudited estimated pre-tax impact on total stockholders’ equity at June 30, 2012 as reported in the second quarter 2012 Form 10-Q and income (loss) from continuing operations before taxes for certain restated periods and established a date to start filing our delayed financial statements. We expect to file our 2012 Form 10-K containing the audited restated financial statements for the years ended December 31, 2010 and 2011, audited financial statements for the year ended December 31, 2012 and unaudited financial statements for the four quarters of 2011 and 2012 by March 31, 2014 and become a timely SEC filer with the filing of our second quarter 2014 Form 10-Q. We are requesting that the Company be permitted to file the Relevant SEC Reports with the bond trustee on or prior to March 16, 2015, because we believe it is in the best interests of the Company to obtain additional flexibility to deliver to the trustee all of the SEC reports that we may be required to provide under the indenture prior to that date. Our ability to complete the Restatement and resume a timely filing schedule with respect to our SEC filings reflecting the Restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the Restatement. Even if we are successful in amending the Indenture and obtaining a waiver from Holders, there can be no assurances that we will make our filings with the SEC and the Trustee by such date.

The Proposed Amendments will effectively provide that, until 5:30 p.m., New York City time on March 16, 2015, any failure to comply with the Reporting Covenant or failure to deliver any related notice of default to the Trustee will not constitute a default under the Indenture, and that our filing with the Trustee of the Relevant SEC Reports on a delayed basis prior to 5:30 p.m. New York City time on March 16, 2015 and payment of the Consent Fee would satisfy our obligations under the Reporting Covenant. The Proposed Waiver will provide that any and all defaults, and any Events of Default arising therefrom, that will have occurred under the

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Indenture prior to the effectiveness of the Proposed Amendments are waived. For a more detailed description of the Proposed Amendments and Proposed Waiver, see “The Proposed Amendments and Proposed Waiver.”

This Solicitation is being made upon the terms and is subject to the conditions set forth in this Statement and the Consent. Approval of the Proposed Amendments and Proposed Waiver with respect to the Indenture requires receipt by the Company of the Requisite Consents. Promptly following the receipt of the Requisite Consents with respect to the Securities, and in compliance with the conditions contained in the Indenture, we and the Trustee will execute the Third Supplemental Indenture containing the Proposed Amendments.

Subject to the terms hereof, we reserve the right, in our sole discretion, (i) to terminate or amend, waive or modify any of the terms of this Solicitation, including increasing the Consent Fee or the Retail Processing Fee, or changing the Record Date, at any time on or prior to the Expiration Date and for any reason, by giving notice to the Solicitation Agent and the Information and Tabulation Agent; (ii) to extend this Solicitation for any reason; and (iii) not to extend this Solicitation beyond the original Expiration Date or any date to which this Solicitation has been previously extended. See “The Solicitation—Expiration Date; Extensions; Amendment.”

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THE SOLICITATION

General

We must receive the Requisite Consents of the Holders of the Securities in order for the Proposed Amendments and Proposed Waiver to be effective with respect to the Securities.

This Solicitation is being made to Holders as shown in the records maintained by DTC as of the Record Date, and their duly appointed proxies. As of the Record Date, all $268,620,300 principal amount of the Securities (representing $300,000,000 in principal amount originally issued less $31,379,700 in principal amount previously held by the Company and cancelled in March 2013) were held of record by DTC on behalf of DTC Participants. DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee.

As of the Record Date, for purposes of determining whether the Requisite Consents have been obtained in connection with this Solicitation, the aggregate outstanding principal amount of the Securities is $252,682,375. Any Securities owned by us, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us, will be disregarded as such Securities are not deemed to be “outstanding” for purposes hereof. As of the Record Date, the Company and its affiliates held $15,937,925 in aggregate principal amount of the Securities.

If all of the conditions set forth herein have been satisfied, including the execution and delivery of the Third Supplemental Indenture, we will pay the Consent Fee promptly after the Expiration Date (but no later than ten days after the Expiration Date) by deposit of funds with the Information and Tabulation Agent, which will act as agent for the Holders for the purpose of receiving payments from us and transmitting such payments to the Holders. The Consent Fee is $0.0625 per $25 principal amount of Securities in respect of which a Consent has been delivered and not validly revoked.

With respect to any Consents validly received and not validly revoked, and accepted from a beneficial owner with holdings in an aggregate principal amount of Securities less than or equal to $250,000, the Company will pay, if applicable, any relevant Retail Processing Dealer (as defined herein) a cash payment equal to $0.0625 per $25 principal amount of the Securities to which such Consent relates (the “Retail Processing Fee”). Calculations of the Consent Fee and the Retail Processing Fee will be rounded up to the nearest cent.

In connection with this Solicitation, Holders may revoke Consents pursuant to the terms described in this Statement and the Consent. See “—Revocation of Consents”.

Holders who do not provide their Consent, or validly revoke their Consent, prior to the Expiration Date will not receive the Consent Fee. The Company will not be obligated to pay a Consent Fee or a Retail Processing Fee if the Solicitation is terminated. The Company’s obligation to pay a Consent Fee or a Retail Processing Fee is subject to

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conditions as set forth below, including the receipt of the Requisite Consents by the Company on or before the Expiration Date and the execution and delivery of the Second Supplemental Indenture. The Proposed Amendments and the Proposed Waiver constitute a single proposal. Accordingly, any Consent validly delivered and not validly revoked will constitute consent and approval to all of the Proposed Amendments and the Proposed Waiver. If all of the conditions set forth herein have been satisfied, the Company will promptly pay the Consent Fee and the Retail Processing Fee following the Expiration Date.

If the Requisite Consents have been received with respect to the Securities on or before the Expiration Date, the Trustee and the Company will execute the Third Supplemental Indenture promptly following receipt of the Requisite Consents in compliance with the conditions contained in the Indenture. The Consent, including the waivers contained therein, will become effective following receipt by the Company of the Requisite Consents on or before the Expiration Date. Our execution of the Third Supplemental Indenture will not require us to pay for any Consent until after the Expiration Date. If we fail to pay the Consent Fee as described herein, the Proposed Amendments and the Proposed Waiver will cease to have any effect with respect to the Securities beginning on the date of such failure.

The delivery of a Consent will not affect a Holder’s right to sell or transfer any Securities, and a sale or transfer of any Securities after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Securities. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Securities to which such Consent relates. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Amendments and the Proposed Waiver. From and after the Expiration Date, assuming our receipt of the Requisite Consents with respect to the Securities and subject to all other conditions contained herein, each present and future holder of the Securities will be bound by the Proposed Amendments and Proposed Waiver.

Prior to the Expiration Date, the Company may issue a press release and/or notify Holders through the Information and Tabulation Agent: (1) upon the receipt of the Requisite Consents; (2) upon the execution and delivery of the Third Supplemental Indenture, (3) upon the satisfaction or waiver of all conditions set forth herein, or (4) as we deem necessary or appropriate from time to time.

This Solicitation may be terminated by the Company, in its sole discretion, at any time on or prior to the Expiration Date. If this Solicitation is terminated, all Consents received shall be void, and the Company will not be obligated to pay the Consent Fee or the Retail Processing Fee to any Holders or Retail Processing Dealers.

D.F. King & Co. Inc., in its capacity as paying agent in respect of the Solicitation, will receive the Consent Fees from the Company and transmit such payments to D.F. King & Co. Inc., in its capacity as Information and Tabulation Agent, for further credit to the DTC Participants. The DTC Participants will be responsible for distributing the Consent Fees to beneficial owners entitled to receive Consent Fees as appropriate, and none of the Company, the Trustee, the Information and Tabulation Agent, the Solicitation Agent or any other party will be responsible for making such distribution or for ensuring that DTC or the DTC Participants make such distribution. Under no circumstances will any interest or other charges be payable by the

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Company as a result of any delay in the transmission or crediting of the Consent Fees by the Information and Tabulation Agent, DTC or any DTC Participants.

None of the Company, the Trustee, the Information and Tabulation Agent or the Solicitation Agent is making any recommendation as to whether or not Holders should deliver Consents.

Any questions or requests for assistance or for additional copies of this Statement, the Consent or related documents may be directed to the Information and Tabulation Agent at its telephone numbers set forth on the last page hereof. A Holder may also contact the Solicitation Agent at the telephone numbers set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

Conditions to the Payment of the Consent Fee, the Retail Processing Fee and the Effectiveness of the Consents

The Consent, including the waivers contained therein, will become effective following receipt by the Company of the Requisite Consents on or before the Expiration Date.

Our obligation to pay the Consent Fee and the Retail Processing Fee is conditioned on:

•	Requisite Consents having been received by the Expiration Date;
•	the execution and delivery of the Third Supplemental Indenture; and
•	the absence of any law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that could, in our sole judgment, make unlawful or invalid the Consents or the Third Supplemental Indenture or make unlawful or invalid or enjoin the payment of any Consent Fee or Retail Processing Fee or that would, in our sole judgment, question the legality or validity of any of the foregoing.

In the event that any of the foregoing conditions is not satisfied, we may, in our sole discretion, allow this Solicitation to expire, extend this Solicitation and continue soliciting Consents pursuant to this Solicitation or otherwise amend the terms of this Solicitation. Neither the Consent Fee nor the Retail Processing Fee will be paid if any of the conditions listed above is not satisfied for any reason. See “—Consent Fee” and “–Retail Processing Fee.”

We will also pay the Retail Processing Fee to Retail Processing Dealers for Consents which have been received and accepted from a beneficial owner as described below. Calculations of the Consent Fee and the Retail Processing Fee will be rounded up to the nearest cent.

Record Date

This Statement and the Consent (the “Solicitation Materials”) are being sent to all Holders of record as of the Record Date. Such date has been fixed as the date for the determination of Holders entitled to give Consent and receive the Consent Fee, if payable,

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pursuant to this Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date with respect to any issue of Securities or any combination thereof and, thereupon, any such new date will be deemed to be the Record Date for purposes of this Solicitation for the Securities.

Consent Fee

The Consent Fee will be paid to each Holder of Securities as to which we have received and accepted a Consent prior to the Expiration Date, which Consent has not been validly revoked.

If all of the conditions set forth herein have been satisfied, we will pay the Consent Fee promptly after the Expiration Date, but no later than ten days after the Expiration Date (by deposit of funds with the Information and Tabulation Agent) which will act as agent for the Holders for the purpose of receiving payments from us and transmitting such payments to the Holders.

The right to receive a Consent Fee is not transferable with any Securities. We will only make payments of a Consent Fee to Holders who have properly delivered Consents pursuant to the terms hereof that are in effect at the Expiration Date and have not been validly revoked. No other holder of any Securities will be entitled to receive any portion of the Consent Fee.

Interest will not accrue on or be payable with respect to any Consent Fee.

Consents with respect to the Securities will expire if the Requisite Consents with respect to the Securities have not been obtained on or before the Expiration Date.

Calculations of the Consent Fee will be rounded up to the nearest cent.

Retail Processing Fee

With respect to any Consents received by a beneficial owner of Securities as of the Record Date with holdings in an aggregate principal amount of Securities less than or equal to $250,000, we will pay, if applicable, any relevant Retail Processing Dealer a cash payment equal to the Retail Processing Fee. Our obligation to pay a Retail Processing Fee is subject to conditions as set forth above under “– Conditions to the Payment of the Consent Fee, the Retail Processing Fee and the Effectiveness of the Consents.” In order to be eligible to receive the Retail Processing Fee, a properly completed Consent, as described below, must be received by the Information and Tabulation Agent prior to the Expiration Date, in accordance with the procedures for delivering Consents further described herein and must not have been validly revoked. We will, in our sole discretion, determine whether a broker has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide Consents). Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person in connection with this offer, with the exception of the Solicitation Agent and the Information and Tabulation Agent.

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A “Retail Processing Dealer” is a retail broker designated in the soliciting of Consents and is:

•	a broker or dealer in securities which is a member of any internationally-recognized national securities exchange or, in the United States, of the Financial Industry Regulatory Authority (“FINRA”); or
•	a bank or trust company.

Retail Processing Dealers will include any of the organizations described above even when the activities of such organization in connection with the Consent consist solely of forwarding to clients materials relating to this Solicitation and delivering Consents as directed by beneficial owners thereof. Each soliciting dealer will confirm with each beneficial owner of Securities that it processes has received a copy of this Statement, or concurrently with such solicitation will provide such Holder with a copy of this Statement. No Retail Processing Dealer is required to make any recommendation to Holders of Securities as to whether to Consent. No assumption is made, in making payment to any Retail Processing Dealer, that its activities in connection with the Consent included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Consent, the term “process” will be deemed to mean no more than “processing Securities Consented” or “forwarding to customers material regarding the Securities.”

Procedures for Providing Consents

Any Holder desiring to provide Consent should complete, sign and date the Consent in accordance with the instructions therein and, as required therein, mail, fax, e-mail or deliver it and any other required documents to the Information and Tabulation Agent at its address set forth in the Consent for receipt on or prior to the Expiration Date pursuant to the procedures set forth herein and therein.

Only Holders as of the Record Date may execute Consents in connection with this Solicitation and such Consents will be binding on all beneficial owners and subsequent transferees of the Securities with respect to which such Consents were given. DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee. Accordingly, for purposes of this Solicitation, the term “Holder” includes any DTC Participant for whom DTC held Securities as of the Record Date. To cause a Consent to be given with respect to the Securities held through DTC, DTC Participants must complete and sign the Consent and mail, fax, e-mail or deliver it and any other required documents to the Information and Tabulation Agent at its mailing address, e-mail address or facsimile number set forth in the Consent for receipt on or prior to the Expiration Date pursuant to the procedures set forth herein and therein.

Each beneficial owner of Securities desiring that a Consent be given with respect to such Securities must instruct the Holder of such Securities (i.e., the custodian bank, depositary, broker, trust company or other nominee that is the DTC Participant with respect to such

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Securities) as of the Record Date to execute a Consent and deliver it to the Information and Tabulation Agent on such beneficial owner’s behalf.

HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR SEND BY FACSIMILE OR E-MAIL (CONFIRMED BY PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT TO THE INFORMATION AND TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE FRONT PAGE OF THE CONSENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENTS SHOULD BE DELIVERED TO THE INFORMATION AND TABULATION AGENT AND NOT TO THE COMPANY, THE TRUSTEE OR THE SOLICITATION AGENT.

HOLDERS SHOULD NOT TENDER OR DELIVER SECURITIES TO THE COMPANY, THE TRUSTEE, THE INFORMATION AND TABULATION AGENT, THE SOLICITATION AGENT OR ANY OTHER PARTY AT ANY TIME.

All questions as to the form of documents and validity, eligibility (including time of receipt), conformity and regularity of and revocation of Consents will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all Consents that we determine are not in proper form or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any defect or irregularity in the Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of any other Holders. Our interpretation of the terms and conditions of this Solicitation (including the instructions in the Consent) will be final and binding. None of the Trustee, the Information and Tabulation Agent, the Solicitation Agent, us or any other person will be under any duty to give notification of any defects or irregularities in Consents or will incur any liability for failure to give any such notification.

If the Securities to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If Securities are held in different names, a separate Consent must be executed covering each name.

If a Consent relates to fewer than all Securities held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent the aggregate dollar amount (in integral multiples of $25) of such Securities to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Securities held by such Holder. The Consent Fee will be paid only for such portion of the Securities to which a Consent relates. Calculations of the Consent Fee will be rounded up to the nearest cent.

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Revocation of Consents

Any Holder of Securities as of the Record Date that has granted a Consent may revoke such Consent, in whole or in part, by delivering written notice of revocation to the Information and Tabulation Agent up to the earlier of the Expiration Date and the date we publicly announce the receipt by the Company of the Requisite Consents. To be effective, the written notice of revocation must be signed by the same Holder and in the same manner as the original Consent. Any revocation will apply to all Securities held by the Holder providing the revocation notice as to which a Consent was previously delivered, unless a lesser portion of such Securities as to which a Consent was previously delivered is expressly indicated in such notice of revocation. Holders who revoke their Consents will not be eligible to receive the Consent Fee as to the portion of the Securities for which a Consent was validly revoked, and any relevant Retail Processing Dealer will not be eligible to receive the Retail Processing Fee as to the portion of the Securities for which a Consent was validly revoked. A beneficial owner of Securities who is not the Holder of such Securities must instruct the Holder of such Securities to revoke any Consent already given with respect to such Securities.

A valid revocation of a Consent by a Holder may be rescinded by the execution and delivery of a letter revoking the Consent containing the same identifying information set forth in the Consent or the delivery of a later dated Consent pursuant to the procedures described herein.

We reserve the right to contest the validity of any revocation and all questions as to the validity of notices of revocation will be determined by us, in our sole determination, which will be final and binding. None of The Phoenix Companies, Inc., its subsidiaries and affiliates, the Solicitation Agent, the Trustee, the Information and Tabulation Agent, our transfer agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of revocation or incur any liability for failure to give any such notification.

Consent; Representations, Warranties and Covenants of Holders of Securities

Upon the submission of the Consent, or agreement to the terms of the Consent, each Holder, or the beneficial owner of such Securities on behalf of which the Holder has consented, will be deemed to acknowledge, represent, warrant and agree that (i) such Holder, or duly designated proxy, of the Securities indicated in the Signature Annex in the Consent has full power and authority to take the action indicated in the Consent in respect of such Securities, (ii) in evaluating this Solicitation, such Holder has made its own independent appraisal of this Solicitation and is not relying on any statement, representation or warranty, express or implied, made by the Trustee, the Solicitation Agent or the Information and Tabulation Agent not contained in this Statement or the Consent, (iii) such Holder is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, and (iv) the Company has made available to the Holder or its agents all documents and information requested by it or on its behalf relating to the Proposed Amendments and the Proposed Waiver, including this Statement. These representations shall be deemed to be repeated and reconfirmed on the Expiration Date (if not already elapsed at the time of giving the Consent).

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Expiration Date; Extensions; Amendment

Subject to the terms hereof, we reserve the right, in our sole discretion:

•	to terminate or amend, waive or modify any of the terms of this Solicitation, including increasing the Consent Fee or the Retail Processing Fee, or changing the Record Date, at any time on or prior to the Expiration Date and for any reason, by giving notice to the Solicitation Agent and the Information and Tabulation Agent;

•	to extend this Solicitation for any reason; and

•	not to extend this Solicitation beyond the original Expiration Date or any date to which this Solicitation has been previously extended.

Consents submitted prior to the public announcement of an extension of this Solicitation as provided below will continue to remain in effect after the public announcement of such extension unless validly revoked. In the event we determine to extend the Expiration Date, we will notify the Information and Tabulation Agent in writing or orally (confirmed in writing) of any extension, amendment or termination and will make a public announcement thereof, each not later than 9:00 a.m., New York City time, on the first business day following the previously scheduled Expiration Date. We may extend this Solicitation on a daily basis or for such specified period of time as we may determine in our sole discretion. Failure by any Holder or beneficial owner of the Securities to be so notified or learn of such public announcement will not affect the extension of this Solicitation. Unless validly revoked, each properly executed and delivered Consent by a Holder will be counted notwithstanding any subsequent extension of this Solicitation.

If we, in our sole determination, make a material change in the terms of this Solicitation or in the information concerning this Solicitation or if we waive a material condition to this Solicitation, or terminate this Solicitation prior to the Expiration Date, we will disclose such change or waiver in a public announcement and, if required by applicable law, disseminate additional solicitation materials. However, if we, in our sole determination, make a material change in the terms of the Proposed Amendments or Proposed Waiver or reduce the Consent Fee (a “Specified Material Event”), we will notify the Information and Tabulation Agent and the Solicitation Agent of such Specified Material Event and, thereafter, disseminate additional solicitation materials such that Holders will be given an opportunity to change their previously delivered Consent and deliver a new Consent in connection with such Specified Material Event.

Without limiting the manner in which we may choose to make any public announcements, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a news release to any appropriate news agency.

Fees and Expenses

We will bear the costs of this Solicitation, including the fees and expenses of the Solicitation Agent, the Solicitation Agent’s counsel and the Information and Tabulation Agent (other than printing and mailing expenses). We will pay the Trustee under the Indenture

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reasonable and customary compensation for its services in connection with this Solicitation, plus reimbursement for expenses.

Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information and Tabulation Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. In addition to the Consent Fee, we will pay, if applicable, any relevant Retail Processing Dealer a cash payment equal to the Retail Processing Fee. We will pay all other fees and expenses attributable to this Solicitation and the execution of the Proposed Amendments, other than expenses incurred by Holders or beneficial owners of Securities.

Other

This Solicitation may also be made by mail, telephone, facsimile or electronic means or in person by our directors, officers and employees and our affiliates, who will not receive additional compensation therefor.

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RISK FACTORS

We are subject to risks and uncertainties, any of which could have a significant or material adverse effect on our business, financial condition, liquidity or consolidated financial statements. In addition, participating in this Solicitation involves certain risks. Before deciding whether or not to grant the Consent, you should carefully consider the risk factors described below. The risks described herein are not the only ones we face. For additional considerations with respect to the Restatement, this Solicitation and the Company, we refer you to our disclosure in our Current Report on Form 8-K/A filed April 24, 2013, the Notifications of Late Filing on Form 12b-25 filed with the SEC on November 8, 2012, March 19, 2013, May 10, 2013, August 9, 2013 and November 8, 2013, as well as the risk factors and other risks and uncertainties discussed in our periodic reports filed with the SEC. This information should be considered carefully together with the other information contained in this Statement and the reports and materials we file with the SEC.

Risks Related to the Consent Solicitation

If we fail to obtain the Requisite Consents for the Proposed Amendments and Proposed Waiver, holders of the Securities could call for accelerated payment of the Securities in accordance with the terms of the Indenture, which may have a material adverse effect on our business, liquidity and financial condition.

Under the Indenture, the Trustee or the holders of 25% or more of the outstanding principal amount of the Securities have the right to notify us if they believe we have breached a covenant under the Indenture and may, following any applicable cure periods, declare an Event of Default and cause the outstanding principal amount of the Securities to become immediately due and payable. The Trustee has sent us a Notice of Default, dated January 6, 2014, indicating that our failure to provide the Trustee with the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports constitutes a failure to comply with the Reporting Covenant and that the 60-day cure period provided for in the Indenture would commence from the date of the Notice of Default. There can be no assurance that we will receive the Requisite Consents to the Proposed Amendments and Proposed Waiver on a timely basis, or at all, or that the extension of the Reporting Covenant for the Relevant SEC Reports will extend for a sufficient period of time to avoid an Event of Default, an acceleration event or other adverse impact on our business operations that may result therefrom. If we are unsuccessful in curing the default or obtaining the Requisite Consents to the Proposed Amendments and Proposed Waiver, the Trustee or the holders of 25% or more of the outstanding principal amount of the Securities will be able to accelerate payment of outstanding principal on the Securities for the existing breach of the Reporting Covenant in accordance with the Indenture. In the event that Holders of a majority in principal amount of the Securities do not provide us with the Requisite Consents to the Proposed Amendments and Proposed Waiver and determine to accelerate payment of the Securities, we would likely lack the ability to meet those obligations out of our currently available cash and liquid assets available at our holding company. Although we believe that we could take actions designed to satisfy such obligations, we can provide no assurance that any of these actions would be sufficient, available or available on satisfactory terms, any of which could materially and adversely impact our business, liquidity and financial position. We cannot assure you that we

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will be able to continue as a going concern if we receive a notice of acceleration with respect to the Securities and at the same time are unable to secure needed funding resources. Even if we are successful in amending the Indenture and obtaining a waiver from the Holders, there can be no assurances that we will make the filings with the SEC or the Trustee by such extended date, which would further limit investor insight into our results of operations and financial condition and could result in a default under the Indenture.

Because we remain delayed in our SEC reporting obligations, we do not have current financial information available.

We have not yet filed the Delayed 2012 SEC Reports, the Delayed 2013 SEC Reports or effected the Restatement and may not timely file the 2013 Form 10-K and the 2014 Forms 10-Q. Until we file the Delayed 2012 SEC Reports, the Delayed 2013 SEC Reports and are otherwise current in our SEC filing requirements, there is a lack of current publicly available information concerning the consolidated results of operations and financial condition of the Company. The Previously Issued Financial Statements that are the subject of the Restatement can no longer be relied upon. We are seeking an extension to file the Relevant SEC Reports with the Trustee on or prior to March 16, 2015. Our ability to file the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports, and resume a timely filing schedule with respect to our SEC reports is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, and whether existing systems and processes can be timely updated, supplemented or replaced. Even if we are successful in amending the Indenture and obtaining a waiver from the Holders, there can be no assurances that we will make our filings with the SEC and the Trustee by such date, which would further limit investor insight into our results of operations and financial condition and could result in a default under the Indenture. Investors must evaluate certain decisions with respect to our securities in light of the lack of current financial information. Accordingly, for so long as we are not current in our SEC reporting obligations, any investment in our securities involves a greater degree of risk. The lack of current public information may have an adverse impact on investor confidence, which could lead to a reduction in our stock price and market capitalization, an increase in our cost of capital and a reduction in the market value of the Securities. In addition, until current periodic reports and financial statements are filed, we will be precluded from registering our securities with the SEC for offer and sale. This precludes us from raising debt or equity financing in the public markets and limits our access to the private markets, and will limit our ability to use stock options and other equity-based awards to attract, retain and provide incentives to our employees.

We face risks related to the Restatement, including risks associated with additional issues that may arise during the review being conducted by management and our independent registered public accounting firm in connection with the Restatement, and the potential adverse effects to our financial condition and results of operations as a result of any required adjustments to prior period financial statements.

As discussed in this Statement under “Recent Developments – Restatement” (and as previously reported in the Restatement Forms 8-K), we concluded that the Company's Previously Issued Financial Statements should no longer be relied upon and should be restated.  Management and

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our independent registered public accounting firm have not completed their review of the Previously Issued Financial Statements and it is possible that additional adjustments or other issues with respect to such financial statements may be revealed which could have an adverse effect on our financial condition and results of operations. Further, such additional adjustments or issues could impact or delay our ability to produce restated financial results and provide final third quarter and year-end 2012 financial information, first, second, third quarter and year-end 2013 financial information, and first, second and third quarter 2014 financial information in the anticipated timeframes, which may negatively affect the market’s perception of the value of our common stock and the Securities. In addition, companies that restate their financial statements may be subject to litigation claims and/or SEC proceedings following such restatement, and the Strougo Litigation, as well any future claims and/or proceedings, could result in unfavorable judgments, awards and settlements, regulatory fines and an increase in our related legal expenses, which could have a material adverse effect on our financial condition, liquidity or consolidated financial statements in particular quarterly or annual periods. For a more detailed discussion of certain current litigation and other proceedings refer to “Recent Developments – Litigation Update” and “Recent Developments – Restatement” in this Statement.

The events which caused the need for this Solicitation have resulted in certain rating agencies placing us on negative credit watch, downgrading our credit and debt ratings and/or withdrawing these ratings, and could, if we fail to obtain (or if it appears to such ratings agencies that it is unlikely that we will obtain) the Requisite Consents for the Proposed Amendments and Proposed Waiver, result in further credit rating downgrades of our debt or financial strength ratings or withdrawal of these ratings. These downgrades or withdrawals could result in an increase in policy surrenders and withdrawals, adversely affect relationships with distributors, reduce new sales, limit our ability to trade in derivatives and increase our costs of, or reduce our access to, future borrowings.

As discussed in this Statement under “Recent Developments – Notifications from Credit Rating Agencies”, the Company, its subsidiaries and the Securities have been placed on negative credit ratings watch, downgraded and/or withdrawn by certain rating agencies in connection with the events which caused the need for this Solicitation. Failure to obtain, or the appearance to such ratings agencies that it is unlikely that we will obtain, the Requisite Consents for the Proposed Amendments and Proposed Waiver, may result in further downgrades by these and other ratings agencies or withdrawal of ratings. We could also become subject to further downgrades of our debt or financial strength credit ratings or withdrawal of ratings in connection with the Restatement. These recent developments and any future rating downgrades or withdrawal of ratings may cause reputational damage, which could materially and adversely affect our ability to distribute our products through unaffiliated third parties, new sales of our products, the persistency of existing customers, and our ability to borrow. We cannot predict what actions rating agencies may take, or what actions we may take in response. At this time, we cannot estimate the impact of specific future rating agency actions on sales or persistency. Given that our credit ratings are below a specified credit rating threshold in certain of our derivative agreements, certain derivative counterparties can request immediate payment or demand immediate and ongoing full collateralization on derivative instruments in net liability positions, or trigger a termination of existing derivatives and/or future derivative transactions. Any rating

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downgrades or withdrawals may also result in a lack of access to or increased interest costs in connection with future borrowings. Such an increase would decrease our earnings and could reduce access to financing and have a material adverse effect on our operations.

The delay in filing the Delayed 2012 SEC Reports with the SEC and any failure to satisfy other NYSE listing requirements could cause the NYSE to commence suspension or delisting procedures with respect to securities issued by us, including our common stock and the Securities.

As discussed in this Statement under “Recent Developments - Notification from the NYSE,” as a result of our failure to timely file the 2012 Form 10-K, we received from the NYSE a notice of failure to satisfy a continued listing rule or standard and related monitoring. The 2012 Form 10-K was due March 18, 2013. Under the Section 802.01E procedures, the NYSE will monitor the status of the filing of the 2012 Form 10-K and related public disclosures for up to a six-month period from its due date. If the Company has not filed the 2012 Form 10-K within six months from the filing due date, the NYSE may, in its sole discretion, allow the Company's common stock to trade for up to an additional six months pending the filing of the 2012 Form 10-K prior to commencing suspension or delisting procedures, depending on the Company's specific circumstances.

Pursuant to Section 802.01E, the Company made a request to the NYSE that its shares be permitted to continue to trade on the NYSE while the Company completes its restatement of financial statements for prior periods and prepares the 2012 Form 10-K. On September 27, 2013 via letter dated September 26, 2013, the NYSE notified the Company that its shares may continue to trade on the NYSE until January 31, 2014, subject to reassessment on an ongoing basis. The letter further provided that, in the event that the Company is unable to file the 2012 Form 10-K on or prior to January 31, 2014, the Company may request that the NYSE permit its securities to continue to trade on the NYSE until April 3, 2014. On January 14, 2014, the Company made an additional extension request to the NYSE that its shares be permitted to continue to trade until April 3, 2014, noting that the Company was targeting March 31, 2014 as the date for filing with the SEC the 2012 Form 10-K. In the event that the Company receives the extension and is unable to file the 2012 Form 10-K prior to April 3, 2014, the NYSE will move forward with the initiation of suspension and delisting procedures.

In the event that the NYSE does not grant our request for extension or any future requests for extension, it could take action to delist our common stock which would result in there being a limited trading market for the stock.

Any other failure to satisfy NYSE listing requirements, if not waived by the NYSE, could cause the NYSE to commence suspension or delisting procedures with respect to our common stock or the Securities. When a company which has fallen below any of the NYSE continued listing criteria has more than one class of securities listed, the NYSE will give consideration to delisting all such classes. However, the NYSE may continue the listing of one class of securities regardless of its decision to delist another class. This circumstance would usually occur when a class of listed securities falls below certain of the NYSE’s distribution criteria. The commencement of any suspension or delisting procedures by the NYSE remains, at all times, at

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the discretion of the NYSE and would be publicly announced by the NYSE. The delisting of our common stock from the NYSE may have a material adverse effect on us by, among other things, causing investors to dispose of our shares and limiting:

•	the liquidity of our common stock;

•	the market price of our common stock;

•	the number of institutional and other investors that will consider investing in our common stock;

•	the availability of information concerning the trading prices and volume of our common stock;

•	the number of broker-dealers willing to execute trades in shares of our common stock; and

•	our ability to obtain equity or debt financing for the continuation of our operations.

We may not be able to hedge our positions due to the inability to replace hedges as a result of our credit rating and the default under the Indenture covering the Securities.

We use derivative instruments to hedge the liability exposure and the volatility of earnings associated with certain variable and fixed indexed annuity liabilities.

Certain derivative counterparty agreements of certain subsidiaries contain provisions that permit the parties to terminate the agreements upon the occurrence of a default under the Indenture covering the Securities. In addition, certain of these agreements require our insurance companies’ financial strength rating to be above a certain threshold. Given that our financial strength ratings are below a specified credit rating threshold in certain of our derivative agreements, the counterparties can request immediate payment, demand immediate and ongoing full collateralization on derivative instruments in net liability positions, or trigger a termination of existing derivatives and/or future derivative transactions. In certain derivative counterparty agreements, our financial strength ratings are below the specified threshold levels and have been since March 2009.

The Company held no derivative instruments as of December 31, 2013 in an aggregate net liability position payable to any counterparty (i.e., the fair value of derivative instruments with each counterparty was in an aggregate net asset position payable to the Company if such holdings were liquidated).

If we are forced to terminate any derivative agreements, we may be unable to replace the derivative positions, thereby increasing our exposure to periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates, which could result in an increase in the valuation of the future policy benefit associated with such products and result in a material adverse effect on our earnings and financial condition.

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We have incurred and expect to continue to incur significant expenses related to the Restatement, the remediation of deficiencies in our internal control over financial reporting and disclosure controls and procedures, this Solicitation, and our failure to timely file the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports with the SEC and deliver them to the Trustee.

We have devoted and expect to continue to devote substantial internal and external resources to remediation relating to the Restatement, the PHLVIC restatement, the filing of the Delayed 2012 SEC Reports, the Delayed 2013 SEC Reports, the 2013 Form 10-K and the 2014 SEC Reports, and this Solicitation. As a result of these efforts, we have incurred and expect that we will continue to incur significant incremental fees and expenses for additional audit services, financial and other consulting services, legal services, consent waivers as well as the implementation and maintenance of systems and processes that will need to be updated, supplemented or replaced. These expenses, as well as the substantial time devoted by our management towards identifying and addressing any internal weaknesses, could have a material adverse effect on our business, profitability and financial condition.

The Restatement, the events which caused the need for this Solicitation, the Delayed 2012 SEC Reports, the Delayed 2013 SEC Reports, and the projected late filing of the 2013 Form 10-K and one or more of the 2014 Forms 10-Q adversely impact our ability to access alternate financing arrangements to fund our ongoing operations, particularly in the event the payment obligation with respect to the Securities is accelerated as provided in the Indenture. In addition, we will be limited in our ability to register our securities for offer and sale with the SEC under the Securities Act, until we have filed the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports and are otherwise current with our relevant SEC filing obligations.

Our ability to obtain financing, if needed, depends upon many factors, including our business prospects and creditworthiness as well as external economic conditions and general liquidity in the credit and capital markets. In light of the Restatement, the events which caused the need for this Solicitation, the Delayed 2012 SEC Reports, the Delayed 2013 SEC Reports, and the projected late filing of the 2013 Form 10-K and one or more of the 2014 Forms 10-Q and our failure to be current with our relevant SEC filing obligations, we may be unable, if needed, to secure outside financing to fund ongoing operations, in particular in the event that our payment obligation with respect to the Securities is accelerated as provided in the Indenture. Any sources of financing that may be available to us could also be at higher costs and require us to satisfy more restrictive covenants, which could limit or restrict our operations, cash flows and earnings. We cannot assure that additional financing would be available to us, or be sufficient or available on satisfactory terms. In addition, until current periodic reports and financial statements are filed with the SEC, we will be precluded from registering our securities with the SEC for offer and sale.

Our current financial strength and credit ratings limit our access to external sources of liquidity and financing. During periods of capital market volatility, this access could be further constrained, and the cost of financing could increase significantly. Our ongoing needs for liquidity include policy claims, surrenders, policy loans, commissions, interest and operating

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expenses. In addition, we may from time to time have discrete needs for liquidity, such as contributions to our pension plan or legal settlements. Our principal sources of liquidity are insurance premiums, annuity considerations, deposit funds and cash flow from our investment portfolio. Sales of assets that are readily convertible into cash represent an additional source. We do not have in place credit facilities or letters of credit that we could draw upon to meet our liquidity requirements. Without sufficient liquidity, we could be forced to realize investment losses, deplete capital or curtail certain of our operations, which would adversely impact our results of operations and financial condition.

If the Requisite Consents are received, the Proposed Amendments and Proposed Waiver with respect to the Indenture will be binding on all holders of the Securities and may adversely impact the market value of the Securities.

The Proposed Amendments and Proposed Waiver, which relate to the failure to comply with the covenant to timely deliver SEC reports and information to the Trustee, may adversely affect the market value of the Securities or otherwise be adverse to the interests of the Holders. If the Requisite Consents are received, the Proposed Amendments and Proposed Waiver will be binding on all current and future holders of the Securities.

U.S. Federal Income Tax Consequences of Consent Fee.

Generally, the adoption of the Proposed Amendments and Proposed Waiver and the receipt of the Consent Fee by a holder of the Securities will only result in a “deemed exchange” of the Securities for new securities if there is a significant modification of the outstanding debt security. Although not entirely free from doubt, the adoption of the Proposed Amendments and Proposed Waiver and receipt of the Consent Fee should not result in a significant modification. Accordingly, the Holder should have no gain or loss or change in its basis in such Securities as a result of a deemed exchange. The applicable rules, however, are complex and Holders of Securities should consult their tax advisors regarding the possible U.S. federal income tax effects of the Proposed Amendments and Proposed Waiver and Consent Fee. See “Certain U.S. Federal Income Tax Consequences.”

Risks Related to the Restatement, Failure to File Timely Periodic Reports with the SEC and our Internal Control Over Financial Reporting.

We face risks related to the Restatement, the restatement of historical financial statements of one of our principal insurance company subsidiaries and that we remain delayed in our SEC reporting obligations.

As discussed in “Recent Developments – Restatement”, we previously concluded that certain of our previously issued financial statements should no longer be relied upon and should be restated because of certain errors in those financial statements. Additionally, as previously reported by our insurance company subsidiary, PHLVIC, in a Current Report on Form 8-K filed by PHLVIC with the SEC on September 8, 2012, as amended by Forms 8-K/A filed by PHLVIC with the SEC on November 8, 2012, March 15, 2013 and April 24, 2013, respectively, PHLVIC’s audit committee concluded that certain of PHLVIC’s previously issued financial statements should no

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longer be relied upon and should be restated because of certain errors in those financial statements.

As a result of the Restatement, our SEC reporting obligations remain delayed as of the date of this Statement, and we cannot assure when we will resume a timely filing schedule with respect to our SEC reports. Even after we complete these delayed filings, we expect to continue to face many of the risks and challenges related to the Restatement, including the following:

•	we may fail to remediate material weaknesses in our internal control over financial reporting and other material weaknesses may be identified in the future, which would adversely affect the accuracy and timing of our financial reporting;
•	the extraordinary processes undertaken, and that we continue to undertake, to effect the Restatement may not be adequate to identify and correct all errors in our historical financial statements and, as a result, we may discover additional errors and our financial statements remain subject to the risk of future restatement;
•	our failure to have current financial information available;
•	the risk of failure to file the Relevant SEC Reports by March 16, 2015 as well as the risk associated with seeking additional consents from bondholders of our outstanding Securities regarding these delayed filings;
•	the risk that the delay in filing our annual report and any failure to satisfy other NYSE listing requirements could cause the NYSE to commence suspension or delisting procedures with respect to our securities, including our common stock;
•	further downgrades or withdrawals of our debt or financial strength credit ratings, which could increase policy surrenders and withdrawals, adversely affect our relationships with distributors, reduce new sales, limit our ability to trade in derivatives and increase our costs of, or reduce our access to, future borrowings;
•	our inability to hedge our positions due to our inability to replace hedges as a result of our credit rating;
•	the incurrence of significant Restatement-related expenses;
•	diversion of management and other human resources attention from the operation of our business;
•	our inability to access alternate financing arrangements to fund our ongoing operations and our inability to register securities for offer and sale with the SEC under the Securities Act until we have filed our delayed SEC filings and are otherwise current with our relevant SEC filing obligations;
•	risks associated with our insurance company subsidiaries’ delay in completing their respective GAAP financial statement restatements and PHLVIC’s delay in its SEC reporting obligations;
•	risks associated with our insurance company subsidiaries’ failure to file certain reports with state regulatory authorities; and
•	the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the Restatement and the failure by the Company and PHLVIC to file SEC reports on a timely basis.

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We cannot assure that all of the risks and challenges described above will be eliminated and that lost business opportunities can be recaptured or that general reputational harm will not persist. If one or more of the foregoing risks or challenges persist, our business, operations, and financial condition are likely to be materially and adversely affected.

We expect to report material weaknesses in our internal control over financial reporting. We have not fully remediated any such material weaknesses as of the date of this Statement and we cannot assure you that other material weaknesses will not be identified in the future. If we fail to maintain an effective system of internal controls, the accuracy and timing of our financial reporting may be adversely affected.

We have reported that the Company is in the process of assessing its disclosure controls and procedures and internal control over financial reporting and expects to report material weaknesses in its internal control over financial reporting. It is necessary for us to maintain effective internal control over financial reporting to prevent fraud and errors, and to maintain effective disclosure controls and procedures so that we can provide timely and reliable financial and other information. A failure to maintain adequate internal controls may adversely affect our ability to provide financial statements that accurately reflect our financial condition in a timely manner. This could cause investors to lose confidence in our reported financial and other information, cause our securities to trade at a decreased price and cause an adverse effect on our business and results of operations. A failure to correct material weaknesses in our internal controls could result in further restatements of financial statements and correction of other information filed with the SEC.

We have undertaken, and continue to undertake, extraordinary processes in an effort to complete the Restatement, which efforts may not be adequate to identify and correct all errors in our historical financial statements and, as a result, we may discover additional errors and our financial statements remain subject to the risk of future restatement.

Our Restatement work has involved many months of review and analysis, including highly technical analyses of our contracts and business practices, estimates and assumptions made by management, tax accounting, and the proper application of relevant accounting rules and pronouncements. Many of the enhancements and changes to our processes are ongoing as of the date of this Statement and we continue to integrate these complex changes. Given the complexity and scope of these exercises, and notwithstanding the extensive time, effort, and expense that went into them, we cannot assure you that these extraordinary processes are adequate to identify and correct all material errors in our historical financial statements or that additional accounting errors will not come to light in the future in these or other areas.

While we have performed additional analyses and other procedures, and either implemented or plan to implement and test remediation measures as of the date of this Statement, we cannot assure you that the material weaknesses that we identify will be fully addressed and remediated in the near future. We continue to improve our internal control over financial reporting and disclosure controls and procedures by, among other things:

•	enhancing our existing accounting policies and procedures;

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•	implementing changes in our finance and accounting organization;
•	adopting new accounting and reporting processes and procedures; and
•	introducing new or enhanced accounting systems and processes.

If additional accounting errors come to light in areas reviewed as part of our extraordinary processes or otherwise, or if ongoing interpretations of applicable accounting rules and pronouncements result in unanticipated changes in our accounting practices or financial reporting, future restatements of our financial statements may be required. We cannot assure you that we will not discover additional errors, that future financial reports will not contain material misstatements or omissions and that future restatements will not be required.

In order to effect the Restatement, we intend to file a single, multi-year comprehensive Annual Report on Form 10-K for the year ended December 31, 2012. We have not received any assurance from the SEC that such a comprehensive report will satisfy our Restatement filing obligations and, if not, we may be required to amend the comprehensive report and/or file amended reports to effect the Restatement. This would require us to devote substantial internal and external resources and cause us to incur significant fees and expenses for additional audit services as well as accounting and other consulting services. These fees and expenses, as well as the substantial time devoted by our management to make such filings with the SEC, could have a material adverse effect on our business, profitability and financial condition.

As a result, we cannot assure you that we will be able to achieve the previously announced timing for filings described above under “Recent Developments-Status of Restatement” or timely comply with our reporting obligations in the future.

The events which caused the need for the Restatement and the failure to timely file the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports have resulted in certain rating agencies placing us on negative credit watch, downgrading our credit and debt ratings and/or withdrawing these ratings, and further credit rating downgrades of our debt or financial strength ratings or withdrawal of these ratings are possible. These downgrades or withdrawals could result in an increase in policy surrenders and withdrawals, adversely affect relationships with distributors, reduce new sales, limit our ability to trade in derivatives and increase our costs of, or reduce our access to, future borrowings.

Rating agencies assign PLIC and its insurance company subsidiaries financial strength ratings, and assign us debt ratings, based in each case on their opinions of the Company’s or PLIC’s ability to meet their respective financial obligations.

Our ratings relative to other companies in the industry affect our competitive position. The Company, its insurance company subsidiaries and their securities have been placed on negative credit ratings watch and/or downgraded or withdrawn by certain rating agencies in connection with the events which caused the need for this Restatement and the failure to timely file the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports. These recent developments and any future rating downgrades or withdrawals may cause reputational damage, which could materially and adversely affect our ability to distribute our products through unaffiliated third parties, new sales of our products, the persistency of existing customers, increase policy

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surrenders and withdrawals and our ability to borrow. We cannot predict what actions rating agencies may take, or what actions we may take in response. At this time, we cannot estimate the impact of specific future rating agency actions on sales or persistency. Financial statement restatements may result in downgrades or withdrawal of our debt or financial strength credit ratings, which could increase policy surrenders and withdrawals, adversely affect relationships with distributors, reduce new sales, limit our ability to trade in derivatives and increase our costs of, or reduce our access to, future borrowings. Such an increase would decrease our earnings and could reduce access to financing and have a material adverse effect on our operations.

In light of the difficulties experienced by many financial institutions, including insurance companies, rating agencies have increased the frequency and scope of their credit reviews and requested additional information from the companies that they rate, including us. They may also adjust upward the capital and other requirements employed in the rating agency models for maintenance of certain ratings levels.

The Restatement process and the preparation of the Relevant SEC Reports will continue to divert management and other human resources from the operation of our business. The absence of timely and accurate financial information may hinder our ability to effectively manage the business of the Company.

The Restatement process and the preparation of the Relevant SEC Reports continue to divert, management and other human resources from the operation of our business. As a result of the delay in completing the Restatement, we have delayed filing with the SEC the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports. We believe we will not be able to timely file the 2013 Form 10-K and may not be able to timely file one or more of the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2014. The Board of Directors of the Company, members of management, the accounting, legal, administrative and other staff have spent, and continue to spend, significant time on the restatement of the financial statements, preparation of the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports, related disclosures and remediation of disclosure controls and procedures and internal control over financial reporting of the Company and its insurance company subsidiaries. These resources have been, and will likely continue to be, diverted from the strategic and day-to-day management of our business. In addition, current, accurate financial information is essential to the management of our complex business, including controlling the financial risk associated with the products that the Company offers and sells through its subsidiaries. The Restatement and the absence of publicly available financial information may make it more difficult to accomplish the strategic objectives of the Company.

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Our insurance company subsidiaries are in the process of restating their respective GAAP financial statements for certain historical fiscal periods and PHLVIC is delayed in its SEC reporting obligations. This ongoing restatement process may have a material adverse impact on the business and financial condition of the Company.

We conduct the majority of our business through PLIC and its indirect subsidiary, PHLVIC. As previously reported, on September 18, 2012, the audit committee of PHLVIC concluded that PHLVIC’s previously issued audited GAAP financial statements for the years ended December 31, 2011, 2010 and 2009 included in PHLVIC’s Annual Report on Form 10-K and the unaudited GAAP financial statements for the first and second quarters of 2012 and the interim periods for 2011, included in PHLVIC’s Quarterly Reports on Form 10-Q filed with the SEC, should be restated because of certain errors in those financial statements and, as a result, the related financial information in those financial statements should no longer be relied upon. As a result of the delay in completing the restatement, PHLVIC has delayed filing with the SEC its third quarter 2012 Quarterly Report on Form 10-Q, its 2012 Annual Report on Form 10-K and its quarterly reports on Form 10-Q for the first, second and third quarters of 2013. In addition, PHLVIC believes it will not be able to timely file with the SEC its 2013 Annual Report on Form 10-K and may not be able to timely file one or more of its quarterly reports on Form 10-Q for the first, second and third quarters of 2014.

PHLVIC has previously announced that until it completes its restatement, becomes current in its SEC reporting requirements and has filed with the SEC new registration statements or amendments to its existing registration statements covering its products to include required financial information, it will continue to not issue any new SEC-registered life insurance and annuity contracts. PLIC similarly has announced that it will continue to not issue any new SEC-registered life insurance and annuity contracts until it has filed with the SEC amendments to its product registration statements to include updated financial information. In addition, until the Company and the insurance company subsidiaries complete their restatement process, PHLVIC becomes current in its SEC reporting requirements, and the Company’s insurance company subsidiaries have filed with the SEC new registration statements or amendments to their existing registration statements covering their products to include required information, there will be ongoing uncertainty regarding our ability to continue to accept premiums, or to process certain other investment transaction requests, associated with the outstanding SEC-registered annuity and life contracts of our insurance company subsidiaries and in such event, these actions may have a material adverse impact on our future revenues, our competitive position and consumer perception of our products, and our retention of existing contracts, and may result in claims related to these SEC-registered products against us and our insurance company subsidiaries, any of which could have a material adverse effect on the Company’s business and financial results. In addition, in connection with its product offerings, PHLVIC relies on third party vendors to supply vendor-generated products. PHLVIC’s failure to be current in its SEC filings may cause such vendors to terminate their relationships with PHLVIC which in turn may cause PHLVIC to terminate many of its product offerings.

As a result of the GAAP financial statement restatement, certain errors were found in our insurance company subsidiaries’ financial statements prepared in accordance with STAT filed with the applicable state insurance regulators.

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Those errors were corrected in subsequent filings with the applicable state insurance regulators. We do not believe the state insurance regulators will deem it necessary to adjust our insurance company subsidiaries’ historical unaudited STAT financial statement filings with the applicable state insurance regulators. However, the fact of the insurance company subsidiaries’ restatements, the delay in PHLVIC’s filing of periodic reports with the SEC, and the Restatement could result in various regulatory bodies conducting examinations or investigations and/or making inquiries of our insurance company subsidiaries and the Company concerning compliance with applicable laws and regulations, which may increase our compliance costs and the potential for regulatory investigations or proceedings or other claims. Any existing or future litigation, investigations, proceedings or claims that we and the insurance company subsidiaries are or could become involved in, or become the subject of, could have a material adverse effect on our financial condition, liquidity or financial statements.

Our insurance company subsidiaries’ failure to file audited STAT financial statements with state regulatory authorities may result in, among other things, the imposition of sanctions and penalties against us, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Our insurance company subsidiaries are required to file audited STAT financial statements with the applicable regulatory authorities annually. As a result of the Restatement, we did not timely file the required 2012 annual audited STAT financial statements for our insurance company subsidiaries with applicable state insurance regulators.

Our insurance company subsidiaries have received from their respective domiciliary insurance regulators extensions for submission of their respective 2012 audited STAT financial statements and management’s report on internal control over financial reporting. Our insurance company subsidiaries intend to seek further extensions, as necessary. If such extensions are not granted, failure to timely file such financial statements and management’s report can result in, among other things, the imposition of sanctions and penalties, including operating restrictions, which could have a material adverse effect on our financial condition, results of operations and cash flows.

The outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the Restatement and the failure by the Company and PHLVIC to file SEC reports on a timely basis are unpredictable and any orders, actions or rulings not in our favor could have a material adverse effect on our financial condition, liquidity or results of operations.

The circumstances which gave rise to the Restatement, the restatements by our insurance company subsidiaries, and the related SEC filing delays continue to create the risk of litigation and claims by investors and examinations, investigations, proceedings and orders by regulatory authorities, which could be expensive and damaging to our business and financial condition.

On April 17, 2013, Robert Strougo, et al., filed a complaint against the Company and two of its officers in the United States District Court for the District of Connecticut arising out of the restatement (Case No. 13-CV-547-RNC). For additional information regarding litigation-related

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business risks, please see the risk factor below under “Risks Related to Our Business” entitled, “Legal actions and proceedings are inherent in our businesses and could adversely affect our results of operations or financial position or harm our businesses or reputation.”

In connection with the Restatement, the failure by the Company and PHLVIC to file the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports as well as the reported weaknesses in internal control over financial reporting may subject the Company and PHLVIC to a broad range of potential actions that may be taken against the Company and PHLVIC by the staff of the SEC including but not limited to a cease and desist order, suspension of trading of our securities, deregistration of our securities and/or the assessment of possible civil monetary penalties.

Any orders, actions or rulings relating to any of the foregoing that are not in our favor could have a material adverse effect on our financial condition, liquidity or results of operations.

Risks Related to Our Business

Our business, financial condition, and results of operations could be materially and adversely affected by unfavorable economic developments and the performance of the debt and equity markets.

Economic and market conditions materially and adversely affected us in the last recession. The economy may once again deteriorate. The resulting lack of credit, increase in defaults, lack of confidence in the financial sector, volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition and results of operations.

These effects include, but are not limited to, the following:

•	Lower fee revenue and higher expenses. Significant declines in equity markets would decrease assets in our variable annuity and variable universal life product lines, resulting in lower fee income and increased amortization of deferred acquisition costs.
•	Realized and unrealized losses in our fixed income portfolio. The value of the portfolio would be depressed by general interest rate increases or credit spread widening, as well as by illiquidity and by changes in assumptions we use to estimate the fair value of securities. Bonds supported by residential and commercial mortgages could experience losses if the delinquency rates of the underlying mortgage loans increase.
•	Realized and unrealized losses in alternative asset classes. We invest in private equity funds, mezzanine funds, hedge funds, and other limited partnerships, which generate returns that are more volatile than other asset classes and are relatively illiquid and, therefore, may be harder to value or sell in adverse market conditions.
•	Higher statutory reserve and capital requirements. Certain regulatory reserve and capital requirements incorporate actual and expected future capital market conditions and could increase materially in the event of significant equity market declines or changes in interest rates, credit spreads and credit default rates.

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•	Losses due to changes in accounting estimates. Significant accounting estimates may be materially affected by the equity and debt markets and their impact on expected customer behavior. For example, in setting amortization schedules for our deferred policy acquisition costs, we make assumptions about future market performance, interest rates and policyholder behavior.
•	Increased funding requirements for our pension plan. Future market declines could result in additional funding requirements. Also, the funding requirements of our pension plan are sensitive to interest rate changes. Should interest rates decrease materially, the plan liabilities would increase.
•	Hedging losses or increased reserve requirements in our variable annuity business. We use derivatives to hedge the value of certain guaranteed benefits. These hedges and other management procedures could prove ineffective, especially during times of significant market volatility. For benefits that are not hedged, such as minimum death benefits and minimum income benefits we could be required to increase reserves in the event of a significant decline in the equity markets.

Persistent low interest rates or significant increases in interest rates could adversely affect our business and results of operations.

Our products expose us to significant interest rate risk. A substantial portion of our business is spread-based, meaning that profitability depends on our ability to invest premiums at yields in excess of the rates we credit to policyholders. The current low interest rate environment has meant that we have invested or reinvested cash flows at substantially lower yields than our existing portfolio yield, while our ability to reduce credited rates has been limited by contractual minimums. Persistent low interest rates could compound this spread compression. In addition, they could cause additional premium payments on products with flexible premium features, repayment of policy loans and lower policy surrenders.

Persistent low interest rates could also result in higher statutory reserve and capital requirements. The insurance company subsidiaries are subject to annual asset adequacy testing, which requires additional reserves to be posted if projected asset cash flows and future premiums are not able to support future policy claims and surrenders under a range of possible scenarios.

Low interest rates have also increased the liability of our pension plans and other post-employment benefits. Further declines in interest rates could result in additional increases in these liabilities.

Conversely, if interest rates rise significantly, we could face an increase in unrealized losses in our investment portfolio. At the same time, it could cause life insurance policy loans, surrenders and withdrawals to increase as policyholders seek investments with higher returns. This could require us to sell invested assets at a time when their prices are depressed, which could cause us to realize investment losses.

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Legal actions and proceedings are inherent in our businesses and could adversely affect our results of operations or financial position or harm our businesses or reputation.

We are regularly involved in litigation and arbitration, both as a defendant and as a plaintiff. In addition, various regulatory bodies regularly make inquiries of us and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, laws governing the activities of broker-dealers and other laws and regulations affecting our registered products. We are, and in the future may be, subject to and involved in legal actions and proceedings in the ordinary course of our businesses. Some of these proceedings have been brought, and may be brought in the future, on behalf of various alleged classes of complainants. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. Furthermore, certain institutional investors have purchased, or may purchase in the future, large numbers of Company policies in the secondary market and have asserted, or may assert, claims against us before regulatory agencies and in litigations. Substantial legal liability in these or future legal actions could have an adverse affect on us or cause us reputational harm, which in turn could, among other items, harm our business prospects, result in regulatory or legislative responses and have an adverse effect on our consolidated financial statements.

It is difficult to predict or determine the ultimate outcome of legal or regulatory proceedings or to provide reasonable ranges of potential losses. We believe that the outcomes of our litigation and regulatory matters are not likely, either individually or in the aggregate, to have a material adverse effect on our consolidated financial statements. However, given the large or indeterminate amounts and/or other remedies sought in certain of these matters and the inherent unpredictability of litigation and regulatory matters, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the way we conduct our business and our financial condition, liquidity or consolidated financial statements in particular quarterly or annual periods. For a more detailed discussion of certain current litigation and other proceedings refer to “Recent Developments – Litigation Update” in this Statement.

Our actuarial reserve calculations, particularly for universal life death benefits and guaranteed annuity benefits require many assumptions and significant management judgment, which, if incorrect, could adversely affect our results of operations and financial condition.

We establish reserves to pay future policyholder benefits and claims. A significant proportion of our reserves do not represent policyholder funds but rather are actuarial estimates based on assumptions that include future premiums, benefits, claims, expenses, interest credits, investment results (including equity market returns), mortality, morbidity and persistency. As a result, we cannot be certain that the assets supporting our policy liabilities, together with future premiums, will be sufficient for payment of benefits and claims. If, in the future, we determine this to be the case, we would need to increase our reserves in the period in which we make the determination, which would adversely affect our results of operations.

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We may experience losses if capital market conditions, mortality or longevity experience, policyholder behavior (e.g., persistency, premium payments, benefit utilization rates) or other factors differ significantly from the assumptions that we used in pricing products or that are reflected in our current financial results.

We set prices for our insurance and annuity products based upon capital market assumptions, expected mortality or longevity, and expected policyholder behavior. For capital market assumptions such as equity market returns and investment portfolio yields we use current market observations, historical information and management judgment. For mortality and longevity rates we use standard actuarial tables, company experience and management judgment. For policyholder behavior assumptions we use available industry and company data. Assumptions used in pricing our products generally are consistent with assumptions used to initially determine the amortization of deferred acquisition costs. Adverse experience relative to these assumptions could have a material adverse effect on our results from operations and financial condition.

Recent trends in the life insurance industry may affect our mortality, persistency and funding levels. The evolution of the financial needs of policyholders and the emergence of a secondary market for life insurance and increased availability and subsequent contraction of premium financing suggest that the reasons for some purchases of our products changed. At the same time, prior to 2009, we experienced an increase in life insurance sales to older individuals. While we instituted certain controls and procedures to screen applicants, we believe that our sales of universal life products include sales of policies to third party investors who, at the time of policy origination, had no insurable interest in the insured.

Deviations in experience from our pricing assumptions have had, and could continue to have, an adverse effect on the profitability of certain universal life products. Most of our current products permit us to increase charges and adjust crediting rates during the life of the policy or contract (subject to guarantees in the policies and contracts). In the past two years, we have implemented increases in the cost of insurance rates for certain universal life policies. However, these and any other permitted adjustments do not allow us to recoup past losses and may not be sufficient to maintain profitability in the future. In addition, increasing charges on in force policies or contracts may adversely affect our relationships with distributors, future sales and surrenders. Furthermore, some of our in force business consists of products that do not permit us to adjust the charges and credited rates of in force policies or contracts.

Our recent development of fixed indexed annuity products has required us to make pricing assumptions about the behavior of policyholders in a market segment with which we are not historically familiar and for product features for which there is limited long-term industry experience. In particular, if our pricing assumptions with respect to persistency and benefit utilization in the future prove inaccurate, we may experience an adverse impact on our results of operations or financial condition.

Adverse experience relative to our pricing assumptions could also result in higher amortization of deferred policy acquisition costs. The recovery of deferred policy acquisition costs is dependent upon the future profitability of the related business. If our estimates of future gross profits or margins cannot support the continued amortization or recovery of deferred policy

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acquisition costs the amortization of such costs is accelerated in the period in which the pricing assumptions are changed, resulting in an “unlocking” charge to income. Such adjustments may in the future have a material adverse effect on our results of operations or financial condition.

Guaranteed benefits within our products that protect policyholders against significant downturns in equity markets may decrease our earnings, increase the volatility of our results if hedging strategies prove ineffective, result in higher hedging costs and expose us to increased counterparty risk, which may have a material adverse effect on our results of operations, financial condition and liquidity.

Certain of our products include guaranteed benefits. These include guaranteed minimum death benefits, guaranteed minimum accumulation benefits, guaranteed minimum withdrawal benefits, and guaranteed minimum income benefits. Periods of significant and sustained downturns in equity markets, increased equity volatility or reduced interest rates could result in an increase in the valuation of the future policy benefit associated with such products, resulting in a reduction to earnings. We use derivative instruments to hedge the liability exposure and the volatility of earnings associated with some of these liabilities, and even when these and other actions would otherwise successfully mitigate the risks related to these benefits, we remain liable for the guaranteed benefits in the event that derivative counterparties are unable or unwilling to pay. In addition, we are subject to the risk that hedging and other management procedures prove ineffective or that unanticipated policyholder behavior, including lower withdrawals or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. Hedging instruments we hold to manage product and other risks have not, and may continue to not, perform as intended or expected, resulting in higher realized losses. Market conditions can also result in losses on product related hedges and such losses may not be recovered in the pricing of the underlying products being hedged. These factors, individually or collectively, may adversely affect our profitability, financial condition or liquidity.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could adversely affect our businesses or result in losses.

We have devoted significant resources to develop and periodically update our risk management policies and procedures to reflect our ongoing review of our risks. However, our policies and procedures to monitor and manage risks may not be fully effective and may leave us exposed to unidentified and unanticipated risks. We use models in many aspects of our operations, including but not limited to the pricing of products, estimation of actuarial reserves, amortization of deferred acquisition costs, and the valuation of certain other assets and liabilities. These models rely on assumptions and projections that are inherently uncertain. In addition, the risk of a natural or man-made catastrophe, pandemic, malicious act, terrorist act, or the occurrence of climate change, could adversely affect mortality, morbidity, or other relevant factors and, as a result, have a significant negative impact on our business. Our risk management efforts and other precautionary plans and activities may not adequately predict the impact on our business from such events.

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Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective. Past or future misconduct by our employees or employees of our vendors could result in violations of law by us, regulatory sanctions and/or serious reputational or financial harm and the precautions we take to prevent and detect this activity may not be effective in all cases. A failure of our computer systems or a compromise of their security could also subject us to regulatory sanctions or other claims, harm our reputation, interrupt our operations and adversely affect our business, results of operations or financial condition.

Our statutory capital could decrease or our capital requirements could increase and adversely affect our business.

We conduct the majority of our business through PLIC and its indirect subsidiary, PHLVIC. Accounting standards and statutory capital and reserve requirements for these entities are prescribed by their respective insurance regulators and the National Association of Insurance Commissioners (“NAIC”). In addition, NAIC regulations define minimum risk-based capital (“RBC”) requirements relating to insurance, business, asset and interest rate risks, which are intended to be used by insurance regulators to identify deteriorating or weakly capitalized companies. Separately, some rating agencies have their own capital models that are used to assess capital adequacy as part of the rating process.

Statutory surplus and regulatory or capital requirements may increase or decrease due to a variety of factors, including but not limited to the following: the amount of statutory income generated by our insurance subsidiaries, unrealized gains or losses on equity and certain fixed income holdings, unrealized gains or losses on derivatives, changes in interest rates and equity market levels, changes in the credit quality of our fixed income investments, changes in policy reserves, funding requirements of our pension plan, additional reserve requirements as a result of annually required asset adequacy testing, changes in the capital models or applicable risk factors, and changes in statutory accounting rules or regulatory determinations. Most of these factors are outside of our control. One or more of these factors could significantly decrease statutory surplus or increase required RBC. If so, we could experience downgrades, loss of distribution relationships, higher surrenders and increased regulatory supervision.

We may be unsuccessful in our efforts to generate earnings growth in new market segments, particularly the sale of fixed indexed annuities to middle market customers.

We are implementing a business plan that leverages existing product manufacturing strengths and partnering capabilities to focus new business development in areas that are less capital intensive and appeal to distributors with middle market clients. We have limited experience in the middle market and in the design and sale of fixed indexed annuities. These products have required us to institute new processes for ensuring product suitability, executing hedges using derivatives, and processing transactions. In addition, the ultimate profitability of these products is significantly influenced by future investment earnings, policy holder behavior and estimates of longevity. If the new risk management processes we designed prove inadequate, or if future investment earnings, policyholder behavior or longevity differs significantly from expectations,

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our results from operations may be adversely affected and our growth may not be sustained.

Our valuation of fixed maturity securities and equity securities may include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect our results of operations and financial condition.

We record fixed maturity and equity securities at fair value on our consolidated balance sheets. During periods of market disruption, including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, the valuation of securities may require the adoption of certain estimates and assumptions. In addition, prices provided by independent broker quotes or independent pricing services that are used in the determination of fair value can vary significantly for a particular security. As a result, valuations may include inputs and assumptions that require greater estimation and judgment as well as valuation methods which are more complex. These values may not be ultimately realizable in a market transaction, and may change very rapidly as market conditions change or assumptions are modified. Significant changes in value may have a material adverse effect on our results of operations and financial condition.

In addition, a decline in fair value below the amortized cost of a security requires management to assess whether an other-than-temporary impairment (“OTTI”) has occurred. The decision on whether to record an OTTI or write-down is determined in part by our assessment of the financial condition and prospects of a particular issuer, projections of future cash flows and recoverability of the particular security as well as management’s assertion of whether it is more likely than not that we will sell the securities before recovery. Management’s determination of whether a decline in value is other than temporary includes our analysis of the underlying credit and our intention and ability not to have to sell the security, versus the extent and duration of a decline in value. Our conclusions on such assessments may ultimately prove to be incorrect as facts and circumstances change, which could result in a material adverse effect on our results of operations and financial condition.

We may incur losses if our reinsurers are unwilling or unable to meet their obligations under reinsurance agreements. The availability, pricing and terms of reinsurance may not be sufficient to protect us against losses.

We use reinsurance agreements to limit potential losses, reduce exposure to larger risks and provide capital relief with regard to certain reserves. Under these reinsurance arrangements, other insurers assume a portion of our losses and related expenses; however, we remain liable as the direct insurer on all risks reinsured. Consequently, reinsurance arrangements do not eliminate our obligation to pay claims and we assume credit risk with respect to our ability to recover amounts due from our reinsurers. Although we regularly evaluate the financial condition of our reinsurers, the inability or unwillingness of any reinsurer to meet its financial obligations could negatively affect our operating results. In addition, market conditions beyond our control determine the availability and cost of reinsurance. No assurances can be made that reinsurance will remain available to the same extent and on the same terms and rates as have been historically available. If we are unable to maintain our current level of reinsurance or purchase

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new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we would have to either accept an increase in our net exposure or develop other alternatives to reinsurance. Any of these alternatives may adversely affect our business, financial condition or operating results.

We might be unable to attract or retain personnel who are key to our business.

The success of our business is dependent to a large extent on our ability to attract and retain key employees. Competition in the job market for senior executives and professionals such as sales personnel, technology professionals, actuaries and investment professionals can be intense. In general, our employees are not subject to employment contracts or non-compete agreements. Difficulty in attracting and retaining employees could have a negative impact on us. Further, for as long as we remain delayed with our SEC reporting obligations, we are likely to continue to experience a certain amount of difficulty attracting and retaining highly qualified personnel, particularly at more senior levels, due to concerns about our status, and our ability to use our common stock to retain and motivate employees will also continue to be a challenge and subject to certain restrictions.

Our business operations and results could be adversely affected by inadequate performance of third-party relationships.

We are dependent on certain third-party relationships to maintain essential business operations. These services include, but are not limited to, information technology infrastructure, application systems support, transfer agent and cash management services, custodial services, records storage management, backup tape management, security pricing services, medical information, payroll, and employee benefit programs.

We periodically negotiate provisions and renewals of these agreements and there can be no assurance that their terms will remain acceptable to such third parties or us. An interruption in our continuing relationship with certain of these third parties or any material delay or inability to deliver essential services could materially affect our business operations and adversely affect our results of operations.

We face strong competition in our businesses from insurance companies and other financial services firms. If we are unable to price our products competitively or provide competitive service we could lose existing customers or fail to attract new customers.

We operate in a highly competitive industry. While there is no single company that we identify as a dominant competitor in our business, many of our competitors are substantially larger and enjoy better financial strength ratings, more financial resources and greater marketing and distribution capabilities. Our products compete with similar products sold by other insurance companies and also with savings and investment products offered by banks, asset managers, and broker-dealers. Larger competitors with better financial strength ratings, greater financial resources, marketing and distribution capabilities are better positioned competitively. Larger firms are also able to better withstand market disruption, offer more competitive pricing, and more effectively access debt and equity capital. Moreover, a significant proportion of sales in the

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life insurance and annuity industries represent exchanges from one company’s to another company’s products. To the extent that a more competitive product alternative with better product features is offered by another company, we could experience higher policy surrenders.

If we fail to compete effectively in this environment, our results of operations and financial condition could be materially and adversely affected.

As a holding company, The Phoenix Companies, Inc., depends on the ability of its subsidiaries to transfer funds to meet its obligations and pay shareholder dividends.

The Phoenix Companies, Inc., is a holding company, and has no operations of its own. Its ability to pay interest and principal on outstanding debt obligations and to pay dividends to shareholders and corporate expenses depends primarily upon the surplus and earnings of PLIC and the ability of this subsidiary to pay dividends or to advance or repay funds. Payments of dividends and advances or repayment of funds by PLIC are restricted by the applicable laws and regulations, including laws establishing minimum solvency and liquidity thresholds. Changes to these laws, or the application or implementation of those laws by regulatory agencies, could constrain the ability of PNX to meet its debt obligations and corporate expenses.

We might need to fund deficiencies in our closed block, which would adversely impact results of operations and could also result in a reduction in investments in our on-going business.

We have allocated assets to our closed block to produce cash flows that, together with additional revenues from the closed block policies, are reasonably expected to support our obligations relating to these policies. Our allocation of assets to the closed block was based on actuarial assumptions about the performance of policies in the closed block and the continuation of the non-guaranteed policyholder dividend scales in effect for 2000, as well as assumptions about the investment earnings the closed block assets will generate over time. Since actual performance is likely to be different from these assumptions, it is possible that the cash flows generated by the closed block assets and the anticipated revenues from the policies included in the closed block will prove insufficient to provide for the benefits guaranteed under these policies even if the non-guaranteed policyholder dividend scale were to be reduced. If this were to occur, we would have to fund the resulting shortfall from assets outside of the closed block, which could adversely affect our results of operations and reduce our ability to invest in other on-going businesses.

Tax law and policy are frequently reviewed and changed by the Internal Revenue Service and Congress and future changes in laws or regulations could increase our tax costs and tax assets or make some of our products less attractive to consumers.

Significant and fundamental changes in U.S. federal income tax laws, Treasury and other regulations have been made in recent years and additional changes are likely. Any such change may affect us. Moreover, judicial decisions, regulations or administrative pronouncements could unfavorably affect our tax costs and tax assets or make certain of our products less attractive to consumers.

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Certain products we offer, primarily life insurance and annuities, receive favorable tax treatment under current federal and state tax law. This favorable treatment may be considered as providing certain of our products a competitive tax advantage over non-insurance products. In particular, for individual owners of life insurance policies and annuity contracts, earnings credited to these policies and contracts are tax-deferred until such time as the amounts are withdrawn from the policies or contracts. This differs from the treatment of dividend or interest earnings on other investments. Moreover, for life insurance, the death benefit proceeds are often received tax-free. While an increasing proportion of our annuity contracts are issued in connection with Individual Retirement Accounts (“IRAs”), for which the tax-deferral benefit is the same regardless of whether the IRA is in connection with an annuity, annuities in IRAs often provide lifetime payout guarantees not offered by other IRA investments.

The tax consequences associated with our products could be altered at any time by legislative, judicial, or administrative action. Any such action that increases the taxation on our products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive.

In the past year, there have been proposals to modify the tax treatment of IRAs, including one that would result in more rapid taxation of after-death distributions. These proposals do not target annuities in IRAs, but would impact all IRAs to the same extent. As a result, many of the competing IRA investment options would also be impacted.

With respect to life insurance company taxation, administration’s budget proposals in recent years have included changes in the computation of the dividends received deduction relative to both general account and separate account dividends. If enacted, these actions could increase our taxable income and unfavorably impact our tax provision allocated to continuing operations, which would reduce our consolidated net income. The current administration has proposed certain other changes which, if adopted, could have a material adverse effect on our financial position and our ability to sell our products and could result in the surrender of some existing contracts and policies.

We also benefit from certain tax provisions available to most insurance corporations, including but not limited to, tax-exempt bond interest, dividends-received deductions, tax credits (such as foreign tax credits), and insurance reserve deductions. Congress, as well as foreign, state and local governments, also considers from time to time legislation that could modify or eliminate these benefits, as well as other corporate tax provisions, thereby increasing our tax costs. If such legislation were to be adopted, our consolidated balance sheet and results of operations could be adversely impacted.

We cannot predict whether any relevant tax legislation will be enacted, what the impact of such legislation would be on our tax costs and sales of our products, what the specific terms of any such legislation will be or whether any such legislation would have a material adverse effect on our financial condition and results of operations.

Federal and state regulation may increase our cost of doing business, impose additional reserve or capital requirements, levy financial assessments, or constrain our operating and

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financial flexibility, any of which could adversely affect our business, results of operations, financial condition or liquidity.

We are subject to extensive laws and regulations administered and enforced by a number of different governmental authorities including state insurance regulators, state securities administrators, the SEC, the New York Stock Exchange, the Financial Industry Regulatory Authority, the U.S. Department of Justice, state attorneys general, and foreign regulators. In light of recent events involving certain financial institutions and the last recession, the U.S. government has heightened its oversight of the financial services industry. In addition, it is possible that these authorities may adopt enhanced or new regulatory requirements intended to prevent future crises in the financial services industry and to assure the stability of institutions under their supervision. We cannot estimate whether such regulatory proposals will be adopted, or what impact, if any, such regulation could have on our business, consolidated operating results, financial condition or liquidity.

Each of the authorities that regulates us exercises a degree of interpretive latitude. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another regulator’s or enforcement authority’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow and improve the profitability of our business.

On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), which implements significant changes in the financial regulatory landscape and will impact institutions operating in many segments of the financial services industry, including the Company. Although certain provisions became effective immediately, many of the Act’s provisions require adoption of rules that will govern implementation. The Act may, among other things, increase our regulatory compliance burden by requiring us to invest management attention and resources to evaluate and make necessary changes to our policies and procedures and the manner in which we conduct our business. The U. S. government has created the Federal Insurance Office (“FIO”) under the Act as a branch of the U. S. Treasury Department. Under its charge to improve consumer protection, the FIO may regulate actual product design and mandate additional disclosure rules. We are uncertain as to the impact that this new legislation and regulatory guidance will have on the Company and cannot assure that it will not adversely affect our financial condition and results of operations.

State insurance laws regulate most aspects of our U.S. insurance businesses, and our insurance subsidiaries are regulated by the insurance departments of the states in which they are domiciled and licensed. State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to, among other things:

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•	Financial considerations, including standards of solvency, statutory reserves, reinsurance, and capital adequacy;
•	Trade practices, market conduct, and licensing of companies and agents;
•	Mandating certain insurance benefits and regulating certain premium rates;
•	Approval of policy forms and certain other related materials;
•	Permitted types and concentration of investments;
•	Permitted dividends or other distributions, as well as transactions between affiliates and changes in control; and
•	Approval of interest payments on surplus notes.

Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and thus could have a material adverse effect on our business, consolidated operating results, financial condition and liquidity. Compliance with these laws and regulations is also time consuming and personnel-intensive, and changes in these laws and regulations may increase our direct and indirect compliance costs and other expenses of doing business, thus having an adverse effect on our business, consolidated operating results, financial condition and liquidity.

Regulatory actions or examinations could result in financial losses or harm to our businesses.

Various regulatory bodies regularly make inquiries of us and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, and laws governing the activities of broker-dealers. During the past several years, there has been a significant increase in federal and state regulatory activity relating to financial services companies, with a number of recent regulatory inquiries focusing on valuation and cost of insurance increase issues. Financial services companies have also been the subject of broad industry inquiries by state regulators and attorneys general which do not appear to be company-specific, such as business practices upon notification of death. We continue to cooperate with the applicable regulatory authorities in these matters. We may be subject to further related or unrelated inquiries or actions in the future. In light of recent events involving certain financial institutions, the U.S. government has heightened its oversight of the financial services industry in general and of the insurance industry in particular. Further, recent adverse economic and market events may have the effect of encouraging litigation, arbitration and regulatory action in response to the increased frequency and magnitude of investment losses, which may result in unfavorable judgments, awards and settlements, regulatory fines and an increase in our related legal expenses.

It is not feasible to predict or determine the ultimate outcome of regulatory proceedings or to provide reasonable ranges of potential losses. We believe that the outcomes of regulatory matters are not likely, either individually or in the aggregate, to have a material adverse effect on our consolidated financial condition. However, given the inherent unpredictability of regulatory matters, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our consolidated financial statements in particular quarterly or annual periods.

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We could have material losses in the future from our discontinued reinsurance business.

In 1999, we discontinued our reinsurance operations through a combination of sale, reinsurance and placement of certain retained group accident and health reinsurance business into run-off. We adopted a formal plan to stop writing new contracts covering these risks and to end the existing contracts as soon as those contracts would permit. However, we remain liable for claims under contracts which have not been commuted.

We have established reserves for claims and related expenses that we expect to pay on our discontinued group accident and health reinsurance business. These reserves are based on currently known facts and estimates about, among other things, the amount of insured losses and expenses that we believe we will pay, the period over which they will be paid, the amount of reinsurance we believe we will collect from our retrocessionaires and the likely legal and administrative costs of winding down the business.

We expect our reserves and reinsurance to cover the run-off of the business; however, the nature of the underlying risks is such that the claims may take years to reach the reinsurers involved. Therefore, we expect to pay claims out of existing estimated reserves as the level of business diminishes. In addition, unfavorable or favorable claims and/or reinsurance recovery experience is reasonably possible and could result in our recognition of additional losses or gains in future years. In establishing our reserves described above for the payment of insured losses and expenses on this discontinued business, we have made assumptions about the likely outcome of the disputes referred to above, including an assumption that substantial recoveries would be available from our reinsurers on all of our discontinued reinsurance business. However, the inherent uncertainty of arbitrations and lawsuits, including the uncertainty of estimating whether any settlements we may enter into in the future would be on favorable terms, makes it hard to predict outcomes with certainty. Given the need to use estimates in establishing loss reserves, our actual net ultimate exposure likely will differ from our current estimate. If future facts and circumstances differ significantly from our estimates and assumptions about future events with respect to our discontinued reinsurance business, our current reserves may need to be increased materially, with a resulting material adverse effect on our results of operations and financial condition.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are subject to the application of GAAP, which is periodically revised and/or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards or guidance issued by recognized authoritative bodies, including the Financial Accounting Standards Board.

It is possible that future accounting standards which we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could significantly affect our reported financial condition and results of operations.

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certain covenants

Section 704 of the Indenture requires us to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, except with respect to the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports, which were required to be filed with the Trustee by December 31, 2013 pursuant to the Second Supplemental Indenture. Section 1004 of the Indenture requires us to file with the Trustee, within 120 days after the end of each fiscal year, a written statement regarding compliance with the obligations under the Indenture, and, if a default shall have occurred under the Indenture, describing all such defaults of which our officers have knowledge and their status.

THE PROPOSED AMENDMENTS AND PROPOSED WAIVER

The Proposed Amendments and Related Provisions

The Indenture provides that the Trustee and the Company may enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner any of the provisions of the Indenture with the written consent of holders of not less than a majority in principal amount of the outstanding Securities issued under the Indenture. Consequently, we are soliciting Consents from Holders of the Securities with respect to the Proposed Amendments.

Text of the Proposed Amendments to Indenture and Related Provisions: Below are certain excerpts of relevant provisions from the Indenture, substantially as such excerpts currently exist, along with the form of the Proposed Amendments to the provisions marked to show changes from the current provisions of the Indenture. Text that is proposed to be added to the Indenture by the form of the Proposed Amendments is bold and underlined, text that is proposed to be deleted is stricken, and text that remains unchanged is unmarked but is included herein for contextual reasons. We reserve the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Statement.

A. Amendment of Section 101 of the Indenture:

(a) The following definitions contained in Section 101 of the Indenture will be revised as follows:

“Covenant Reversion Date” means 5:30 p.m., New York City time, on the earlier of (i) the Business Day following the Company’s failure to pay the Consent Fee, if due, for the Securities in accordance with the Solicitation Documents, and (ii) ~~December 31, 2013~~ March 16, 2015.

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“Solicitation Documents” means the Consent Solicitation Statement, dated as of ~~April 24, 2013~~ January 23, 2014, and the accompanying form of consent and waiver, each as may be amended and supplemented from time to time.

(b) The following definition of “Consent Fee” contained in Section 101 of the Indenture was previously amended pursuant to the First Supplemental Indenture. The proposed amendment to the definition of Solicitation Documents impacts the definition of “Consent Fee.” A copy of the definition of “Consent Fee” in Section 101 of the Indenture is included below:

“Consent Fee” means the payment defined as such with respect to the Securities in the Solicitation Documents.

B. Amendment of Section 704 of the Indenture:

Section 704 of the Indenture is amended as follows:

Section 704. Reports by Company.

The Company shall, except as otherwise provided in this Section 704,:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit by mail, to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Clauses (1) and (2) of this Section as may be

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required by rules and regulations prescribed from time to time by the Commission.

Notwithstanding any other provision of this Section 704 or this Indenture, the documents and reports referred to in this Section 704 that the Company would have been required to file with the Trustee on any date on or before the Covenant Reversion Date, but for this sentence, will not be required to be filed by the Company until the Covenant Reversion Date, and the filing by the Company with the Commission of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, its Annual Report on Form 10-K for the year ended December 31, 2013, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 on or prior to the Covenant Reversion Date shall fully satisfy the requirement to file reports with the Trustee for any periods prior to the Covenant Reversion Date.

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C. Text of Section 1004 of the Indenture:

Section 1004 of the Indenture was previously amended pursuant to the First Supplemental Indenture. The proposed amendment to the definition of Covenant Reversion Date impacts this provision. A copy of Section 1004 of the Indenture is included below:

Section 1004. Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Notwithstanding any other provision of this Section 1004 or this Indenture, the Company will have no obligation to deliver an Officer’s Certificate, as referred to in the preceding sentence, relating to the breach of a covenant contained in Sections 704 or 1004 of this Indenture that occurred prior to the Covenant Reversion Date.

D. Text of Section 501 of the Indenture:

Section 501 of the Indenture was previously amended pursuant to the First Supplemental Indenture. The proposed amendment to the definition of Covenant Reversion Date impacts this provision. A copy of Section 501 of the Indenture is included below:

Section 501. Events of Default.

“Event of Default”, wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security when it becomes due and payable and such default continues for a period of 30 days; or

(2) default in the payment of the principal or premium, if any, of any Security at its Maturity; or

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(3) except as otherwise provided in this Section 501, default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

*                              *                              *

Notwithstanding any of the foregoing, the failure of the Company to comply with Sections 704 and 1004 of this Indenture on or prior to the Covenant Reversion Date shall not constitute an Event of Default under clause (3) above.

The Proposed Waiver

Section 513 of the Indenture provides that Holders of a majority in aggregate principal amount of the Securities then outstanding may waive any past default and its consequences on behalf of Holders of all the Securities (except with respect to certain specified defaults). Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture. Consequently, the Company is soliciting the Proposed Waiver, which is set forth in the Consent and provides that each Holder that executes a Consent will waive, in accordance with Section 513 of the Indenture, any and all defaults and Events of Default relating to the Securities and the Indenture described above that shall have occurred under the Indenture before the effectiveness of the Proposed Amendments. If the Proposed Waiver is approved by the Requisite Consents on or prior to the Expiration Date, any and all such defaults and Events of Default that have occurred before the effectiveness of the Proposed Amendments will be deemed to have been cured for all purposes. Other than defaults under Sections 704 and 1004 of the Indenture described herein, the Company is unaware of any defaults or Events of Default that have occurred under the Indenture as of the date hereof.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the Proposed Amendments and payment of the Consent Fee that may be relevant to a beneficial owner of Securities as of the Record Date.  The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion does not deal with classes of beneficial owners subject to special tax rules, and does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction.  We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.  Accordingly, each Holder should consult its own tax advisor with regard to the Proposed Amendments and Proposed Waiver, the payment of the Consent Fee and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

*            *            *            *            *

Any discussion of U.S. federal tax issues set forth in this Statement is written in connection with the promotion and marketing by us and the Solicitation Agent of the transactions described in this Statement.  Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person.  Each Holder should seek advice based on its particular circumstances from its own independent tax advisor.

*            *            *            *            *

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the Securities who or which is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any state or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of the Securities who or which is not a U.S. Holder or an entity treated as a domestic or foreign partnership.

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Special rules, not discussed in this Statement, may apply to persons holding Securities through entities treated as partnerships for U.S. federal income tax purposes, and those persons should consult their own tax advisors in that regard.

Tax Consequences of Consenting to the Proposed Amendments and Proposed Waiver

Consent Fee.  The tax consequences of a U.S. Holder’s receipt of the Consent Fee are unclear.  We intend to treat the Consent Fee for U.S. federal income tax purposes as a fee paid to a U.S. Holder in consideration of such holder’s consent to the Proposed Amendments and Proposed Waiver.  Alternatively, the Consent Fee might be treated as a payment of additional interest on the Securities.  In either case, a U.S. Holder would recognize ordinary income in the amount of the Consent Fee received, without any reduction by any portion of a U.S. Holder’s tax basis in the Securities. In addition, depending on how the Consent Fee is characterized, the payment may be subject to an additional 3.8% tax which is imposed on net investment income for individual taxpayers above certain income thresholds. U.S. Holders should consult their own tax advisors to determine whether this tax applies to the Consent Fee.

Proposed Amendments and Proposed Waiver.  The tax treatment of a U.S. Holder will depend upon whether, for U.S. federal income tax purposes, the adoption of the Proposed Amendments and Proposed Waiver and the receipt of the Consent Fee constitute a “significant modification” to the Securities, which would result in a deemed exchange (the “Deemed Exchange”) of the Securities for new securities (the “New Securities”).

If neither the adoption of the Proposed Amendments and Proposed Waiver nor the receipt of the Consent Fee results in a significant modification with respect to the Securities, such events will not constitute a Deemed Exchange.

Treasury regulations specifically address whether or not the modifications to the terms of a debt instrument will result in a deemed exchange of that debt instrument for U.S. federal income tax purposes.  Generally, the modification of the terms of a debt instrument will be treated as a deemed exchange of an old debt instrument for a new debt instrument if such modification is a significant modification.  Under applicable Treasury regulations, the modification of a debt instrument generally is a significant modification only if, among other things, based on all the facts and circumstances and taking into account all modifications (other than certain specified modifications) of the debt instrument collectively, the modification effects an alteration of the legal rights and obligations under such instruments in a manner that is “economically significant.”  Two or more modifications of a debt instrument over any period of time constitute a significant modification if, had they been done as a single change, the change would have resulted in a significant modification. Accordingly, the amendment to the Indenture and related consent fee payments made pursuant to the Previous Consent Solicitations must be considered together with the modifications contemplated in this Statement.

The regulations, however, provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  The Proposed Amendments and Proposed Waiver and similar amendments and waivers made

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pursuant to the Previous Consent Solicitations should be viewed as merely altering or deleting customary accounting or financial covenants and therefore not a significant modification.

In addition, the regulations provide specific rules for determining whether a change in yield constitutes a significant modification. A change in the yield of a debt instrument is a significant modification under the regulations if the yield of the modified instrument (determined by taking into account any payments made to the U.S. Holder as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument. Due to the amount of the Consent Fee and the consent fees paid pursuant to the Previous Consent Solicitations, the payment of such fees would not result in a significant modification.

Accordingly, U.S. Holders should not recognize any gain or loss for U.S. federal income tax purposes upon the adoption of the Proposed Amendments and Proposed Waiver and should have the same adjusted tax basis and holding period in their Securities after the adoption of the Proposed Amendments and Proposed Waiver that such U.S. Holders had in such Securities immediately before such adoption. Even if the IRS took the position that there was a significant modification, the Deemed Exchange would likely be treated as a recapitalization and therefore have the same U.S. federal income tax consequences as those described in the preceding sentence. However, U.S. Holders should be aware that the conclusions set forth above are not binding on the IRS or the courts, and no ruling is being requested from the IRS.

In light of the complexity of the applicable rules, U.S. Holders are encouraged to consult their tax advisors regarding the risk that the adoption of the Proposed Amendments and Proposed Waiver constitutes a significant modification for U.S. federal income tax purposes and the tax consequences to them if the events are so treated.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment of a Consent Fee to a U.S. Holder. A U.S. Holder generally will be subject to backup withholding on the Consent Fee, if paid, unless such U.S. Holder (i) certifies that it is a corporation or comes within certain other exempt categories, or (ii) provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  The amount of any backup withholding from the Consent Fee, if paid, will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

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Non-U.S. Holders

Although it is not entirely clear that withholding of U.S. federal income tax is applicable to the payment of the Consent Fee to a Non-U.S. Holder, we intend to withhold such tax from any Consent Fee paid to a Non-U.S. Holder at a rate of 30 percent, unless the Non-U.S. Holder provides to the applicable withholding Agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Fee is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.  Non-U.S. Holders should consult their own tax advisors regarding the availability of a refund of any tax withheld.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov, and at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, the Company’s filings with the SEC are available on its website, www.phoenixwm.com in the Investor Relations section, under the heading “SEC Filings.” As described above, we have not yet filed the Delayed 2012 SEC Reports and the Delayed 2013 SEC Reports and have announced that we have concluded that certain Previously Issued Financial Statements can no longer be relied upon. See “Recent Developments – Restatement,” “Recent Developments – Status of Restatement,” and “Risk Factors.”

We refer you to the following documents, which we have filed with, or furnished to, the SEC:

●	our Current Reports on Form 8-K filed or furnished on November 16, 2012, January 16, 2013, January 18, 2013, March 15, 2013, April 5, 2013, April 24, 2013, May 15, 2013, May 22, 2013, May 24, 2013, May 31, 2013, June 28, 2013, July 12, 2013, August 15, 2013, September 27, 2013, October 15, 2013, November 15, 2013, December 13, 2013, December 31, 2013 and January 17, 2014;

●	our Form 12b-25 Notifications of Late Filing of a Form 10-Q for the periods ended September 30, 2012, March 31, 2013, June 30, 2013 and September 30, 2013; and

●	our Form 12b-25 Notification of Late Filing of a Form 10-K for the year ended December 31, 2012.

In connection with this Solicitation, you should not rely on any financial information of the Company or its subsidiaries other than such financial information that is contained herein or in information furnished to you after the date hereof by the Company, the Information Agent or the Solicitation Agent in connection with this Solicitation. Except as provided herein or pursuant to this Statement, you are cautioned not to rely upon estimated GAAP financial information provided by the Company since the announcement of the Restatement, including in the March 15, 2013 news release, as the Company continues to progress through the Restatement process. We specifically do not incorporate any of our historical financial statements and related materials in this Statement. If we, in our sole determination, make a material change in the terms of this Solicitation or in the information concerning this Solicitation or if we waive a material condition to this Solicitation, or terminate this Solicitation prior to the Expiration Date, we will disclose such change or waiver in a public announcement and, if required by applicable law, disseminate additional solicitation materials. However, if a Specified Material Event occurs, we will notify the Information and Tabulation Agent and the Solicitation Agent of such Specified Material

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Event and, thereafter, disseminate additional solicitation materials such that Holders will be given an opportunity to change their previously delivered Consent and deliver a new Consent in connection with such Specified Material Event. With respect to material developments other than Specified Materials Events, we may disclose those material developments on a news release or in a filing with the SEC. Without limiting the manner in which we may choose to make any public announcements, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a news release to any appropriate news agency.

You may request a copy of these filings by writing, or telephoning, e-mailing or downloading documents.

The Phoenix Companies, Inc.
One American Row
Hartford, CT 06102-5056
Attention: Corporate Secretary

Telephone: (860) 403-7100
E-mail: corporate.secretary@phoenixwm.com

The information on any web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this Statement is not intended to be part of this Statement and is not incorporated herein by reference.

You should rely only on the information provided in this Statement and in our referenced filings. We have not authorized anyone to provide you with different information. You should not assume that the information in this Statement is accurate as of any date other than that on the front cover of this Statement.

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SOLICITATION AGENT; INFORMATION AND TABULATION AGENT

In connection with this Solicitation, we have retained Morgan Stanley & Co. LLC to serve as our Solicitation Agent and D.F. King & Co., Inc. to serve as our Information and Tabulation Agent. We have agreed to indemnify the Information and Tabulation Agent and the Solicitation Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade the Securities for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the Securities. The Solicitation Agent and its affiliates have provided in the past, and may be currently providing, other investment banking, commercial banking and/or financial advisory services to us.

We have not authorized any person (including the Information and Tabulation Agent and the Solicitation Agent) to give any information or make any representations in connection with this Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Information and Tabulation Agent, the Solicitation Agent or any other person.

Requests for assistance in filling out and delivering Consents or for additional copies of this Statement or the Consent may be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover of this Statement. Holders may request a copy of the Indenture from the Information and Tabulation Agent.

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ATTACHMENT A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

———————

FORM 8-K

———————

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 17, 2014

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On January 17, 2014, The Phoenix Companies, Inc. (the “Company”) issued a news release regarding the unaudited estimated pre-tax impact of its restatement of historical financial statements prepared in accordance with Accounting Principles Generally Accepted in the United States (“U.S. GAAP”), the expected filing date for the Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”), and additional updates relating to the restatement and the Company’s liquidity.  The news release is furnished as Exhibit 99.1 hereto.

The information in Item 2.02 of this Current Report on Form 8-K, including, without limitation, Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.01 Failure to Satisfy a Continued Listing Rule or Standard

As disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 5, 2013,  the Company was notified by the New York Stock Exchange (“NYSE”) that, as a result of its failure to timely file the 2012 Form 10-K with the SEC, it was subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the Listed Company Manual of the NYSE.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2013, pursuant to Section 802.01E, the Company made a request to the NYSE that its shares be permitted to continue to trade on the NYSE while the Company completes its restatement of financial statements for prior periods and prepares the 2012 Form 10-K.  On September 27, 2013 via letter dated September 26, 2013, the NYSE notified the Company that its shares may continue to trade on the NYSE until January 31, 2014, subject to reassessment on an ongoing basis.  The letter further provided that in the event that the Company is unable to file the 2012 Form 10-K on or prior to January 31, 2014, the Company may request that the NYSE permit its securities to continue to trade on the NYSE until April 3, 2014.

On January 14, 2014, the Company made an additional extension request to the NYSE that its shares be permitted to continue to trade until April 3, 2014, noting that the Company is targeting March 31, 2014 as the date for filing with the SEC the 2012 Form 10-K.  In the event that the Company receives the extension and is unable to file the 2012 Form 10-K prior to April 3, 2014, the NYSE will move forward with the initiation of suspension and delisting procedures.

Item 7.01 Regulation FD Disclosure

In connection with the news release referred to in Item 2.02 above, the Company is furnishing the following disclosure with regard to drivers of the restatement and control deficiencies.

Drivers of the Restatement

The Company has preliminarily classified the identified errors that are to be corrected by the restatement into nine major categories described below.   In addition to these categories, there are certain items which primarily relate to the recording of previously identified out-of-period errors that were previously determined not to be material individually or in the aggregate.

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1.           Correction of Errors in the Consolidated Statement of Cash Flows

The Company identified errors within its previously issued consolidated statement of cash flows and cash which primarily consisted of: (i) the incorrect classification of deposits and withdrawals of universal life and variable universal life products as cash flows used for continuing operations; (ii) the incorrect classification of capitalized interest on policy loans as an investing activity; and (iii) certain other classification errors within cash flows from investing activities.

In addition, the Company intends to make certain changes in presentation to enhance disclosure of certain cash activity. Most significantly, interest credited to policyholder accounts will be separately disclosed within cash flows used for continuing operations.  Also, deposits into and withdrawals from separate accounts have been presented gross, rather than net, within cash flows provided by financing activities. These changes in presentation are not expected to have any impact on total cash flows.

The Company also expects to make corrections to cash and cash equivalents on the consolidated balance sheets. Certain amounts are expected to be reclassified from other liabilities to cash and cash equivalents to appropriately reflect the legal right of offset. Cash held as collateral by a third party related to the Company’s derivative transactions that was restricted but incorrectly included in cash and cash equivalents with other unrestricted amounts is now expected to be included in restricted cash within other assets.

2.           Other Invested Assets

The Company did not have an adequate process to properly evaluate the accounting framework for new purchases of limited partnerships and other alternative investments.  This resulted in errors associated with the application of the equity, cost or fair value method of accounting and conclusions reached regarding consolidation of certain variable interest entities. In addition, the Company did not have an adequate process to properly monitor existing holdings and ongoing transactions.  This resulted in errors in both the application of the appropriate accounting framework for, and valuation of, existing holdings.

3.           Private Placement Investments

Errors were identified related to inaccurate inputs for the models used to value private placement debt and inappropriate models were used to calculate the valuation of private placement debt.

In the course of correcting these valuation errors, the Company also reassessed the presentation of the fair value hierarchy. This will result in the change in classification of certain private placement securities from Level 2 to Level 3 in the fair value hierarchy. This change in classification between Level 2 and Level 3 had no impact on the fair value of these securities.

4.           Derivative Valuation

The Company did not appropriately apply U.S. GAAP accounting standards to recognize and measure the counterparty non-performance risk in the valuation of its non-collateralized derivative assets.

5.           Actuarial Valuation

The Company determined that there were errors related to actuarial valuation of insurance liabilities and the deferred policy acquisition costs. Errors were identified related to data, assumptions and valuation methodologies in the sub-categories detailed below.

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●	Accounting for Reserves for Certain Universal Life Products. Certain of the Company’s Universal Life ("UL") products have benefit features or have experience that produce profits in earlier periods followed by losses in later periods. Under U.S. GAAP accounting, the Company is required to establish reserves for benefit features that result in future benefits that exceed the projected contract value. In addition, the Company should periodically assess the GAAP liability for a line of business to ensure it is sufficient when compared to future margins and evaluate whether the line of business is expected to produce profits in earlier years followed by losses in later years. The Company misapplied U.S. GAAP in defining and evaluating benefit features and did not assess the line of business for the profits followed by losses condition. Accordingly, the Company corrected the resulting errors and recorded additional reserves over the restatement period to cover expected GAAP losses that otherwise would have been recorded in future periods. These errors were not a result of any changes in assumptions or errors in data or modeling. In addition, the ultimate experience of the line of business is reflected in the statutory reserves and the errors did not impact the previously reported statutory financial results.

●	Loss Recognition: Under U.S. GAAP accounting, the Company must periodically assess the net GAAP liability (net of deferred policy acquisition costs) to ensure it is sufficient when compared to a gross premium valuation in a process known as loss recognition testing. Upon analysis, the Company determined that the “locked-in” historical estimates used to calculate the policyholder liabilities were insufficient prior to and also as a result of entering into a new reinsurance treaty (as discussed within the “Reinsurance Accounting” section below) and the interest rate environment. Established U.S. GAAP compliant methods require that upon identification of loss recognition events, the Company reduce its deferred policy acquisition cost asset and establish additional liabilities to rectify the insufficiency identified for certain blocks of business.

●	Reinsurance Modeling: The Company used approximations of reinsurance treaty provisions that when aggregated did not properly reflect the underlying reinsurance treaty provisions within its valuation models for deferred policy acquisition costs and policyholder liabilities.

●	Shadow Accounting: Under U.S. GAAP accounting, intangible assets and liabilities that are backed by a portfolio of assets classified as available for sale are required to reflect the amount of unrealized gains or unrealized losses “as if the amounts were realized.” The Company failed to recognize all of the relationships between the available-for-sale assets and the supported intangible assets and liabilities in calculating amounts necessary for this shadow accounting. During the restatement, the shadow accounting valuation process is being enhanced to ensure all interrelated intangible assets and liabilities including reinsurance and long duration liabilities is being properly evaluated and to ensure that the impacts of these unrealized gains or losses are properly recorded.

●	Traditional Product Revenue Recognition: The Company did not properly recognize the timing of revenue related to traditional participating life insurance contracts. In conjunction with correcting this error, the Company revised the projected income from inception of the closed block to properly capture the revised timing of revenue recognition. The correction of these errors is expected to have no material impact on annual net income or stockholders’ equity, as the cumulative impact of the error is expected to be substantially offset by the policyholder dividend obligation included within policy liabilities and accruals on the consolidated balance sheets.

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●	Liability for the Future Cost of a Settlement Agreement: The Company did not properly record the incremental liability for the future costs related to a settlement in the class action Michels, et al. v. Phoenix Home Life Mutual Insurance Company (Sup. Ct Albany Co. Index No. 5318-95), which was reached in August, 1996, prior to demutualization for its participating business. The Company was required to reimburse certain customers for supplemental premium payments. However, no liability was initially established for these future reimbursements within the consolidated financial statements. The calculation of liability involves estimates of future policy lapses and policyholder mortality that are consistent with the assumptions used to estimate other policy liabilities.

●	Fixed Indexed Annuities: During the Company’s analysis of the equity index valuation process, errors associated with the actuarial modeling of the product features used to calculate policyholder liabilities for the fixed indexed annuity product were identified. These errors included incomplete or inaccurate data and inappropriate approximations of product features, which resulted in the incorrect calculation for the policyholder liabilities and embedded derivative associated with guaranteed minimum withdrawal benefits. Further review and testing identified additional errors related to programmed assumptions and census inputs.

●	Other Actuarial Errors: Out-of-period errors that were previously determined not to be material individually, or in the aggregate, were recorded to the appropriate reporting period. In addition, this sub-category includes other immaterial adjustments, which were identified in conjunction with management’s comprehensive balance sheet review relating to the Company’s actuarial assumptions, approximations and valuation methods/models for its life and annuity businesses.

6.       Reinsurance Accounting

●	In 2008, the Company entered into a complex reinsurance agreement with one of its reinsurers. In accordance with its original accounting policy, the Company calculated the estimated net cost of reinsurance, which resulted in a day one loss and recognized this loss immediately in net income rather than deferring and amortizing the loss over the life of the underlying business.

●	Upon review of the reinsurance transaction, the Company also determined that loss recognition had been triggered for a portion of the underlying block of business both prior to and subsequent to entering into the reinsurance agreement. The impact of the loss recognition prior to the reinsurance then indirectly impacted the amount of losses deferred at day one.

●	In addition, certain errors were identified related to the Company’s presentation of direct and ceded reinsurance liabilities on its consolidated balance sheets. As a result, ceded policy liabilities are expected to be reclassified from policy liabilities and accruals to receivables within the consolidated balance sheets to correct the error and reflect the proper gross presentation required under U.S. GAAP.

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7.           Pension Valuation

The Company identified errors in the pension account balances related to the valuation of its defined benefit plans and post retirement liabilities as a result of incorrect census data and assumption changes.  The majority of these errors relate to census data, which were previously identified and determined not to be material individually, or in the aggregate, to the financial statements.  In addition to these previously identified errors, the Company also identified certain additional census data errors and assumption changes for the defined benefit plans and post retirement liabilities, which were corrected and incorporated into its process.

8.           Other Invested Asset (“OIA”) Taxable Income Reporting

The Company identified an error related to the completeness and accuracy of taxable income related to its OIA portfolio.  This resulted in the exclusion of material taxable income reported from partnerships during the period from 2008 through 2012.

9.           Corrections to Classifications

The Company will make certain corrections to reflect direct and ceded reinsurance liabilities gross in the consolidated balance sheet and reclassify its sales inducement asset.  These corrections are expected to have no impact on net income or total stockholders’ equity.

Revision for the Retrospective Adoption of Amended Accounting Guidance

In October 2010, the Financial Accounting Standards Board (the “FASB”) issued amended guidance to ASC 944, Financial Services – Insurance, to address the diversity in practice for accounting for costs associated with acquiring or renewing insurance contracts. The amendment clarifies the definition of acquisition costs (i.e., costs which qualify for deferral) to include only incremental direct costs that result directly from, and are essential to, a contract and would not have been incurred by the insurance entity had the contract transaction not occurred.  Therefore, only costs related to successful efforts of acquiring a new or renewal contract should be deferred. This guidance was retrospectively adopted on January 1, 2012 and such retrospective adoption results in amendments to previously reported balances as if the guidance was applied at the inception of all policies in force. In any period, the adoption resulted in a decrease in amortization of policy acquisition costs due to the reduced deferred policy acquisition cost asset. Adjustments for the retrospective adoption reflect the impact of the adoption after consideration of correcting the errors associated with the restatement as noted herein.

The impact of the adoption of this amended accounting guidance was previously disclosed within the 2012 first quarter Form 10-Q filing and will be updated and corrected.

Control Deficiencies

The Company is in the processes of assessing its disclosure controls and procedures and internal control over financial reporting and expects to report multiple material weaknesses in its 2012 Form 10-K.  The material weaknesses that the Company has identified are directly related to the drivers of the restatement discussed above. The material weaknesses are principally attributable to, and include, the following: (i) insufficient complement of personnel with a level of accounting knowledge resulting in the incorrect application of certain elements of U.S. GAAP commensurate with the Company’s financial reporting requirements; and (ii) monitoring and review activities that did not operate with a level of precision to prevent or detect material errors in the financial statements.  The Company has already taken a number of remedial actions and is developing a comprehensive plan to correct the remaining deficiencies.  The Company has currently identified and expects to report the following material weaknesses in internal control over financial reporting as of December 31, 2012:

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1.	Cash and Cash Flow Reporting – The Company did not maintain effective controls over the presentation of cash and cash flows. Specifically, the Company did not maintain effective controls over the preparation and review of appropriate detail to support the classification of activity in the consolidated statements of cash flows. In addition, there were not effective controls for assessing the classification of cash and related balances for presentation in the consolidated balance sheets.

2.	Reinsurance Accounting – The Company did not maintain effective controls over the application of U.S. GAAP at the inception of complex reinsurance treaties. Specifically, the Company did not maintain effective controls to analyze, document and review the appropriate accounting for such transactions at inception.

3.	Actuarial Finance and Valuation – The Company did not design or maintain effective controls over the actuarial process. Specifically:

●	The Company did not maintain effective controls to review and approve assumptions and methodologies used in the determination of actuarially derived insurance policy liability estimates.

●	The Company did not design and operate effective systems and controls to appropriately measure actuarially derived balances for its fixed indexed annuity products.

●	The Company did not maintain effective controls over key actuarial spreadsheets to ensure the reliability of data, assumptions and valuation calculations.

●	The Company did not maintain effective controls over the application of U.S. GAAP to universal life reserves and traditional product revenue recognition and reserve methodology.

4.	Private Placement Investments – The Company did not maintain effective controls over the valuation of private placement debt securities. Specifically, the Company did not have effective controls to ensure that: (i) accurate inputs were used in the valuation models used to value private placement debt; (ii) an appropriate valuation methodology was used to value certain private placement debt instruments; and (iii) an effective review of internally developed (matrix or manual) prices was performed prior to entry to the general ledger.

Additionally, the Company failed to maintain effective controls over the leveling and disclosure of fair value measurements, resulting in the inappropriate classification of the private bond portfolio as Level 2 rather than Level 3 in the Company’s footnote disclosures.

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5.	Derivative Valuation – The Company did not maintain effective controls over the valuation of certain derivative instruments. Specifically, the Company did not maintain effective controls to properly recognize and measure counterparty non-performance risk on non-collateralized derivatives.

6.	OIA –The Company did not design and maintain effective controls over accounting for OIA. Specifically, the Company did not have effective controls over determining the appropriate accounting method for OIA at acquisition or as a result of subsequent activity.

7.	OIA Taxable Income Reporting – The Company did not maintain effective controls over the completeness and accuracy of taxable income reporting for its OIA portfolio, resulting in the exclusion of material balances from its tax provisions during the period from 2008 through 2012.

Each of these control deficiencies contributed to misstatements of the previously mentioned financial statement accounts and disclosures that could result in a material misstatement to the annual or interim Company consolidated financial statements that would not be prevented or detected.  Accordingly, management has concluded that these control deficiencies constitute material weaknesses.  The Company may identify other control deficiencies that constitute material weaknesses in internal control over financial reporting prior to filing its 2012 Form 10-K.

* * *

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.  Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date hereof, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K, such statements or disclosures will be deemed to modify or supersede such statements in this Form 8-K.

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Item 9.01 Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits

The following exhibit is furnished herewith:

99.1           News Release of The Phoenix Companies, Inc. dated January 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: January 17, 2014	By:	/s/ Bonnie J. Malley
Name: Bonnie J. Malley
Title: Executive Vice President and Chief Financial Officer

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Exhibit 99.1

N E W S R E L E A SE
For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

Phoenix Cos. (NYSE:PNX) Announces GAAP Restatement Impact, Expected Filing Dates, Other Updates

●	Unaudited estimated pre-tax decrease of $250M to stockholders’ equity reported at 6/30/12

●	3/31/14 filing date for 2012 10-K; timely filing expected with 2Q14 10-Q

Hartford, Conn., Jan. 17, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today announced an unaudited estimated pre-tax decrease of $250 million to total stockholders’ equity reported at June 30, 2012 as a result of its previously announced GAAP restatement. The decrease was primarily driven by a GAAP accounting requirement that the company record additional universal life (UL) reserves over the restatement period to cover expected losses that otherwise would have been recorded in future periods.

The unaudited estimated impact of the correction of errors on income (loss) from continuing operations before taxes for the years ended 2010 and 2011 and the first half of 2012 was $(71) million, $(53) million and $(40) million, respectively.

Phoenix said it expects to file its 2012 Form 10-K with the Securities and Exchange Commission (SEC) by March 31, 2014 and become a timely SEC filer with the filing of its second quarter 2014 Form 10-Q. The company also provided other updates related to the restatement, including its application to the New York Stock Exchange (NYSE) for another listing extension and plans to commence another bondholder consent solicitation.

In addition, Phoenix said it has not identified any material prior period adjustments that will be reflected in its principal operating subsidiary’s fourth quarter 2013 statutory financial statements as a result of the GAAP restatement.

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“We are approaching completion of the GAAP restatement, have sized the restatement’s pre-tax impact for the market and established dates to file our delayed financial statements,” said James D. Wehr, president and chief executive officer.

“The magnitude of the pre-tax impact on stockholders’ equity was primarily driven by a reserve accounting error we identified late in the restatement process. While it impacted previously reported GAAP results, this accounting error did not affect previously reported statutory results. We believe Phoenix’s financial position, including capital and liquidity, remains strong, and we will continue fulfilling long-term promises to our policyholders just as we have for over 160 years,” Mr. Wehr said.

“We are dedicating significant resources to completing the restatement and becoming a timely filer and are committed to meeting our dates. While this is an aggressive timetable, we know how important it is to provide current GAAP financial information to the market,” Mr. Wehr said. “We appreciate the patience of all our stakeholders during a complex and lengthy process and are now moving forward.”

PRE-TAX IMPACT OF RESTATEMENT ON TOTAL STOCKHOLDERS’ EQUITY AND INCOME (LOSS) FROM CONTINUING OPERATIONS

Phoenix initiated the restatement process to correct certain errors relating to the classification of items on the consolidated statement of cash flows in the prior periods. The restatement will include the following additional adjustments:

●	Recording previously identified, non-material, out-of-period errors in the appropriate historical periods.

●	Correcting additional errors affecting prior periods, including the following items:

o	actuarial valuation of certain insurance liabilities and deferred policy acquisition cost assets, including accounting for reserves for certain UL contracts;

o	accounting for complex reinsurance transactions;

o	valuation of certain private debt securities and derivative instruments;

o	accounting for other invested assets; and

o	pension valuation.

●	Adjusting the retrospective adoption of new accounting guidance for deferred acquisition costs to reflect the impact of the correction of the errors associated with the restatement on the adoption.

The estimated pre-tax impact of the restatement on total stockholders’ equity reported at June 30, 2012 is a decrease of $250 million, primarily driven by a $204 million decrease resulting from the UL reserve error described more fully below. Prior to announcing the restatement, Phoenix reported $946.6 million in total stockholders’ equity at June 30, 2012, on an after-tax basis.

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The estimated pre-tax impact of the restatement on total stockholders’ equity includes correction of errors cited in the table below, as well as correction of errors identified in pre-tax income (loss) from continuing operations in years prior to 2010, pre-tax income (loss) from discontinued operations and pre-tax other comprehensive income.

The estimated impact of the restatement on income (loss) from continuing operations before income taxes is set forth in the following table:

Unaudited estimated income (loss) from continuing operations before income taxes

($ in millions)

				Correction of Errors
Period	As Reported	ASU 2010.26 Adoption as Disclosed[1]	As Amended for ASU 2010.26[1]	UL Reserve Error	All Other Errors	As Restated and Amended
Year Ending 12/31/2010	$(35)	$51	$16	$(60)	$(11)	$(55)
Year Ending 12/31/2011	$32	$40	$72	$(28)	$(25)	$19
Year-to-Date 6/30/2012	$(1)	n/a	$(1)	$(53)	$13	$(41)

1 As previously disclosed in its first quarter 2012 Form 10-Q, Phoenix retrospectively adopted new accounting guidance for deferred acquisition costs (ASU 2010.26: FASB amended guidance to ASC 944, Financial Services – Insurance) effective Jan. 1, 2012.

The UL GAAP reserve accounting issue was discovered late in the restatement process and produced the most significant impact of all the error corrections. Certain UL products have benefit features or experience that produce profits in earlier periods followed by losses in later periods. Even though the current expectations and experience indicate the block of business is expected to generate cumulative net profits, the company determined that it is required under GAAP accounting to record additional reserves over the restatement period to cover the expected losses that otherwise would have been recorded in future periods. Accordingly, in consultation with external accounting and actuarial advisors, the company is correcting the resulting errors. These errors were not the result of any changes in assumptions or errors in data or modeling. In addition, the experience of the block is reflected in the statutory reserves, and the errors did not impact previously reported statutory financial results.

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Phoenix is in the process of assessing its disclosure controls and procedures and internal control over financial reporting, and expects to report multiple material weaknesses in its 2012 Form 10-K. The material weaknesses identified to-date, which are described more fully in Phoenix’s Current Report on Form 8-K filed today, are principally attributable to a lack of personnel with sufficient GAAP accounting knowledge and a lack of precision in monitoring and review activities.  The material weaknesses relate to cash flow and cash reporting, reinsurance accounting, actuarial finance and valuation, private placement investments, derivative valuations, other invested assets and other invested asset taxable income reporting. Phoenix has already taken a number of remedial actions and is developing a comprehensive plan to correct the remaining deficiencies.

During the course of the restatement process, the company has not identified any instances of fraud or intentional misrepresentation in the preparation of the financial statements that are being restated.

Phoenix is in the process of completing restatement adjustments to certain previously disclosed financial information. As a result of this process, all information presented herein is preliminary, unaudited, pre-tax and subject to adjustments, which may be material. Given the complexity of the company’s tax position, including valuation allowance and intra-period tax allocations, Phoenix does not have an estimate at this time of the tax impact of the restatement adjustments.

UPDATE ON IMPACT OF RESTATEMENT ON STATUTORY FINANCIAL RESULTS

Phoenix has continued to file unaudited quarterly and annual statutory financial statements with state insurance regulators on time. Phoenix expects to file its year-end 2013 unaudited statutory financial statements for its principal operating subsidiary, Phoenix Life Insurance Company (PLIC), and other insurance subsidiaries with state insurance regulators by the March 1, 2014 filing deadline.

Phoenix previously disclosed that PLIC made $(28.0) million of net prior period adjustments to its statutory financial statements during the nine months ended Sept. 30, 2013 as a result of the GAAP restatement process and statutory and GAAP audits. Phoenix has not identified any material prior period adjustments that will be reflected in the fourth quarter 2013 statutory financial statements of PLIC as a result of the GAAP restatement.

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ADDITIONAL RESTATEMENT UPDATES

NYSE Listing

On Jan. 14, 2014, Phoenix applied for an additional extension for continued listing and trading of the company's common stock on the NYSE. On Sept. 27, 2013, Phoenix received an extension providing an additional trading period up to Jan. 31, 2014, during which it can file its 2012 Form 10-K with the SEC. At that time, the NYSE said it may grant an additional extension up to April 3, 2014.

Bondholder Solicitation

Phoenix said it will seek the consent of bondholders holding the majority in principal amount of its 7.45% Quarterly Interest Bonds Due 2032 (NYSE:PFX) to amend the indenture governing the bonds.

The amendment to the terms of the indenture would allow Phoenix to extend the date to become a current filer to March 16, 2015, the filing deadline for the 2014 Form 10-K.

Within the next 10 days, Phoenix plans to make available to its bondholders a Consent Solicitation Statement and begin outreach to the bondholders for consent to the amendment.

Phoenix previously obtained waivers from bondholders giving it additional time to provide required SEC filings to the bond trustee. The current waiver established a year-end 2013 deadline for being a current filer, which must be cured or waived by the bondholders by March 7, 2014 to avoid a default.

Phoenix’s 7.45% Quarterly Interest Bonds are a retail note issued in 2001 with approximately $253 million outstanding and are traded on the NYSE under the symbol “PFX.”

BACKGROUND ON RESTATEMENT

On Nov. 7, 2012, management concluded it should restate previously issued audited financial statements for the years ended Dec. 31, 2011, 2010 and 2009 included in the company’s 2011 Form 10-K, and the unaudited financial statements for the first, second and third quarters of 2011 and the first and second quarters of 2012 included in the company’s Quarterly Reports on Form 10-Q. Phoenix has not yet filed with the SEC its third quarter 2012 Form 10-Q and its subsequent periodic reports.

The 2012 Form 10-K will contain audited financial statements for the years ended Dec. 31, 2012, 2011 and 2010 and interim unaudited financial statements for each quarter during 2012 and 2011. It also will restate and correct selected financial data for each of the years ended Dec. 31, 2011, 2010, 2009 and 2008.

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UPDATE ON HOLDING COMPANY LIQUIDITY

Phoenix reported $166.8 million in holding company cash and unaffiliated securities as of Dec. 31, 2013 after taking into account the net impact of the following fourth quarter 2013 actions:

●	a $25.0 million dividend paid by PLIC;

●	the purchase of a $30.0 million surplus note from PHL Variable, a PLIC subsidiary; and

●	a $45.0 million capital contribution to further benefit PHL Variable.

The capital provided by the holding company to PHL Variable is intended to partially offset an anticipated net statutory reserve increase as a result of its annual statutory asset adequacy analysis and to maintain adequate statutory capital.

CURRENT REPORT ON FORM 8-K FILED TODAY

Phoenix filed a Current Report on Form 8-K today that provides additional details regarding the drivers of the restatement, control deficiencies and the NYSE listing extension request.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York.  As of Dec. 31, 2013, Phoenix had 5.7 million outstanding shares of common stock. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

###

A - 15

The Information and Tabulation Agent for this Solicitation is:

D.F. KING & CO., INC.

48 Wall Street, 22nd Floor
New York, NY 10005
Banks and brokers call (collect): +1 (212) 269-5550
All others call toll free: +1 (800) 829-6551
Fax: +1 (212) 709-3328
Email: pfx@dfking.com

Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information and Tabulation Agent at one of its telephone numbers set forth above. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agent or the Information and Tabulation Agent at their respective telephone numbers set forth above and below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning this Solicitation.

_________________________________

The Solicitation Agent for this Solicitation is:

MORGAN STANLEY & CO. LLC

1585 Broadway | Floor 04
New York, NY 10036
Attn: Liability Management
Toll-Free: +1 (800) 624-1808
Collect: +1 (212) 761-1057

_________________________________

THE PHOENIX COMPANIES, INC.

FORM OF CONSENT

For Consents to the Amendments to Indenture and Waiver

With Respect to

$300,000,000 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (NYSE:PFX)

In Consideration of a Consent Fee of $0.0625 per $25 principal amount of the Securities

Pursuant to the Consent Solicitation Statement, dated January 23, 2014

To D.F. King & Co., Inc., as Information and Tabulation Agent

By facsimile transmission:
(for Eligible Institutions only)
+1 (212) 709-3328
Confirmation:
+1 (212) 493-6996
Attn: Elton Bagley

By e-mail:
pfx@dfking.com

By Registered Mail, Overnight Courier or by Hand:

48 Wall Street, 22nd floor
New York, New York 10005

THE SOLICITATION WITH RESPECT TO THE SECURITIES WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 20, 2014 (OR SUCH DATE AND TIME TO WHICH THE COMPANY MAY EXTEND IT WITH RESPECT TO THE SECURITIES FROM TIME TO TIME, THE “EXPIRATION DATE”).

CONSENTS ARE TO BE DELIVERED TO THE INFORMATION AND TABULATION AGENT ON OR BEFORE THE EXPIRATION DATE.

UNTIL THE EXPIRATION DATE, CONSENTS MAY BE REVOKED PURSUANT TO THE TERMS DESCRIBED HEREIN AND IN THE STATEMENT.

The Solicitation is being made by The Phoenix Companies, Inc. (the “Company”) pursuant to the Consent Solicitation Statement dated January 23, 2014 (the “Statement”) only to Holders of record of the Securities as of 5:00 p.m. New York City time on January 22, 2014 (as the same may be changed from time to time as provided in the Statement, such time and date, the “Record Date”). Capitalized terms used but not defined in this form of Consent (this “Consent”) have the meanings set forth in the Statement, unless otherwise defined herein.

The instructions contained in the Statement and this Consent should be read carefully before this Consent is completed. None of the Company, the Solicitation Agent, the Information and Tabulation Agent, the Trustee or any of their affiliates is making any recommendation as to whether or not you should Consent. You must make your own decision after reading the Statement, this Consent, and any other materials disseminated to you, or to which the Company refers you, in connection with the Solicitation, and after consulting with your financial and other advisors.

As of the Record Date, all $268,620,300 principal amount of the Securities (representing $300,000,000 in principal amount originally issued less $31,379,700 in principal amount previously held by the Company and cancelled in March 2013) were held of record by The Depository Trust Company (“DTC”) or its nominee on behalf of participants in DTC (“DTC Participants”). For purposes of the Solicitation, DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute and deliver Consents as if they were Holders of the Securities held of record in the name of DTC or in the name of its nominee. Any beneficial owner whose Securities are held through a broker, dealer, commercial bank, trust company or other nominee who wishes to deliver a Consent should contact the Holder of its Securities promptly and instruct such Holder to deliver a Consent on its behalf.

Holders who wish to deliver a Consent to the Proposed Amendments and Proposed Waiver should mail, hand deliver, send by overnight courier or send by facsimile or e-mail (confirmed by physical delivery) their properly completed and duly executed Consent and any other required documents to the Information and Tabulation Agent at its facsimile number, e-mail address or mailing address set forth above for receipt on or prior to the relevant Expiration Date. The method of delivery of this Consent and all other required documents to the Information and Tabulation Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Information and Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent should be sent to any person other than the Information and Tabulation Agent. Notwithstanding the foregoing, the Company reserves the right (but is not obligated) to accept any Consent received by it, the Trustee or the Solicitation Agent and by any other reasonable means or in any form that reasonably evidences the giving of Consent to the Proposed Amendments and Proposed Waiver.

If certain conditions set forth in the Statement are satisfied, the Company will pay to each Holder who has delivered a valid Consent that has not been revoked a cash payment equal to $0.0625 per $25 principal amount of Securities to which the Consent relates (the “Consent Fee”). Subject to the conditions set forth in the Statement, the Consent Fee will be paid promptly after the Expiration Date (but no later than ten days after the Expiration Date) by deposit of funds with the Information and Tabulation Agent acting as agent for the Holders for the purpose of receiving payments from the Company and transmitting such payments to the Holders. With respect to any Consents validly received and not validly revoked, and accepted from a beneficial owner with holdings in an aggregate principal amount of Securities less than or equal to $250,000, the Company will pay, if applicable, any relevant Retail Processing Dealer (as defined in the Statement) a cash payment equal to $0.0625 per $25 principal amount of Securities to which such Consent relates (the “Retail Processing Fee”). Calculations of the Consent Fee and the Retail Processing Fee will be rounded up to the nearest cent. Holders who do not provide Consent, and Holders who validly revoke a Consent, prior to the Expiration Date will not receive the Consent Fee.

CONSENT

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Statement and that the terms and conditions of the Statement shall be incorporated in, and form a part of, this Consent which shall be read and construed accordingly. The effectiveness of the Proposed Amendments and Proposed Waiver and payment of any Consent Fee is subject to the conditions set forth in the Statement under “The Solicitation – Conditions to the Payment of the Consent Fee, the Retail Processing Fee and the Effectiveness of the Consents.”

The undersigned hereby acknowledges, represents, warrants and agrees that (i) the undersigned is a Holder, or duly designated proxy, of the Securities indicated in the Signature Annex and has full power and authority to take the action indicated below in respect of such Securities, (ii) in evaluating the Solicitation, the undersigned has made its own independent appraisal of the Solicitation and is not relying on any statement, representation or warranty, express or implied, made by the Trustee, the Solicitation Agent or the Information and Tabulation Agent not contained in the Statement or this Consent, (iii) the undersigned is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, and (iv) the Company has made available to the undersigned or its agents all documents and information requested by it or on its behalf relating to the Proposed Amendments and the Proposed Waiver, including the Statement. The representations of the undersigned shall be deemed to be repeated and reconfirmed on the Expiration Date (if not already elapsed at the time of giving this Consent). The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to properly deliver the undersigned’s Consent.

In addition, the undersigned acknowledges that, (i) the undersigned must comply with the provisions of this Consent, and complete the information required herein, to validly deliver a Consent to the Proposed Amendments and Proposed Waiver, (ii) a Consent delivered pursuant to any one of the procedures described under the heading “The Solicitation – Procedures for Providing Consents” in the Statement will constitute a binding agreement between the undersigned and the Company subject to the terms and conditions of the Solicitation contained in the Statement and herein, and (iii)  in connection with the Solicitation, the undersigned may only revoke a Consent pursuant to the procedures described herein and in the Statement.

The undersigned acknowledges that by submitting this Consent it hereby waives, in accordance with Section 513 of the Indenture, any and all defaults and Events of Default relating to the Securities and the Indenture described in the Statement that have occurred under the Indenture before the effectiveness of the Proposed Amendments. By delivering its Consent, the undersigned further acknowledges that it is and shall be deemed to be agreeing and acknowledging that it approves the Proposed Amendments and Proposed Waiver in their entirety and the substance of the Third Supplemental Indenture, the execution and delivery thereof, the adoption and implementation thereof and all related matters (and directs the Trustee to enter into the Third Supplemental Indenture), and waives and releases any objections, claims and causes of action in respect of or related to any of the foregoing against any of the Company, the Solicitation Agent, the Trustee or the Information and Tabulation Agent and their respective officers, employees, attorneys, advisors, directors and affiliates.

Execution and delivery of a Consent by the Holders of a majority in aggregate principal amount of outstanding Securities shall constitute notice to the Trustee of the Proposed Amendments and Proposed Waiver.

The undersigned acknowledges that by submitting this Consent, it is giving its Consent to the Proposed Amendments and Proposed Waiver with respect to the aggregate principal amount of Securities specified in the Signature Annex, and that this Consent relates to the aggregate principal amount of Securities the undersigned specified by completing the appropriate spaces in the Signature Annex.

Unless otherwise specified in the Signature Annex below, this Consent relates to the total aggregate principal amount of Securities held of record by the undersigned as of the close of business on the Record Date. If this Consent relates to less than the total aggregate principal amount of Securities so held, the undersigned must list on the relevant table in the Signature Annex below the principal amount of Securities for which its Consent is given.

The undersigned authorizes the Information and Tabulation Agent to deliver this Consent and any proxy delivered in connection herewith to the Company and the Trustee as evidence of the undersigned’s actions with respect to this Consent.

In the event of any inconsistency between the terms of this Consent and the Statement, the terms of the Statement shall govern. The undersigned acknowledges that the Company expressly reserves the right to terminate the Solicitation in respect of the Securities for any reason on or prior to the Expiration Date. If the Solicitation in respect of the Securities is terminated, then each Consent in respect of the Securities will be voided and no Consent Fee will be paid.

All questions as to the form of documents and validity, eligibility (including time of receipt), delivery and revocation of the Consent will be determined by the Company in its sole discretion, and the Company’s determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction.

HOLDERS OF SECURITIES SHOULD NOT TENDER OR DELIVER SECURITIES AT ANY TIME.

SIGNATURE ANNEX

THE PHOENIX COMPANIES, INC. – Consent Solicitation Statement, dated January 23, 2014

A DTC Participant must execute this Consent exactly as its name appears on DTC’s position listing as of the Record Date.

1.	The DTC Participant signing this Signature Annex is:

DTC Participant Account Number

Name:

Address:

Contact Person:

Tax Identification Number:

Telephone:

E-mail address:

2.	By executing this Consent, the Holder hereby:

☐	provides its Consent to the Proposed Amendments and Proposed Waiver; or

☐	withholds its Consent.

If this Consent is executed and no election is made with respect to this Item 2, the undersigned will be deemed to have consented to the Proposed Amendments and Proposed Waiver.

3.	The Securities with respect to which this Signature Annex relates and with respect to which you Consent to the Proposed Amendments and Proposed Waiver are:

Securities	CUSIP		Principal Amount of Securities for which Consent is being given
7.45% Quarterly Interest Bonds due 2032	71902E 20 8	$

If no principal amount is indicated in this Item 3, this Consent will be deemed to relate to the entire aggregate principal amount of Securities beneficially owned by the undersigned as set forth in the position listing of DTC as of the Record Date.

4.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in this Consent and the Statement to which this Signature Annex relates.

Signature of Authorized Signatory:

Name of Authorized Signatory and Title:

Name of Firm:

Address:

Telephone:

E-mail address:

Date:

5.	The Consent Fee may be paid by wire transfer or by check. Please indicate below and if applicable please indicate in the boxes below any special payment instructions or special delivery instructions.

For payment by wire transfer: Complete Wire Transfer Instructions.

WIRE TRANSFER INSTRUCTIONS
(Please Print)

Bank Name:
City, State:
ABA/Routing #:
SWIFT #:
IBAN#:
Account Name:
Checking A/C #:
f/f/c #:
Re:

For payment by check: Complete Special Payment or Special Delivery Instructions, as applicable.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if a check for Consent Fee is to be issued in the name of and sent to someone other than the undersigned.	To be completed ONLY if a check for Consent Fee is to be sent to someone other than the undersigned, or the undersigned at an address other than that indicated on the “Signature Annex” to this document.
Issue Check to:	Mail Check to:
Name:	Name:
(Please Print)	(Please Print)
Address:	Address:

(Include Zip Code)	(Include Zip Code)
(Taxpayer Identification or Social Security Number(s)* of Payee)
* Please also complete the enclosed Substitute Form W-9 or applicable IRS Form W-8, as appropriate.

PAYER’S NAME:
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service (IRS)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT OR, IF YOU DO NOT HAVE A TIN, WRITE “APPLIED FOR” AND SIGN THE CERTIFICATION BELOW.	______________________________ Social Security Number OR ______________________________ Taxpayer Identification Number ☐ Exempt

Payer’s Request for Taxpayer Identification Number (TIN)

Please fill in your name and address below.

______________________________

Name

______________________________

Business Name

______________________________

Address (number and street)

______________________________

City, State and Zip Code

Part 2 — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding,

(3) I am a U.S. person (as defined for U.S. federal income tax purposes), and

(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Exemptions (see instructions): ______________________________ Exempt payee code (if any) ______________________________ Exemption from FATCA reporting code (if any)

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 1 and see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9”.

Signature: _____________________ Date: _____________________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” ON SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payments are made, all reportable payments made to me will be subject to backup withholding.

Signature:	Date:

THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

Name

If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

Sole Proprietor—You must enter your individual name as shown on your Social Security card. You may enter your business, trade or “doing business as” name on the business name line.

Limited Liability Company (LLC)—If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, enter the owner’s name. Enter the LLC’s name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Other Entities—Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or “doing business as” name on the business name line.

Taxpayer Identification Number (TIN)

You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester, and the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, and are owned by an individual, enter the owner’s Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner’s employer identification number. See the chart below for further clarification of name and TIN combinations.

Social Security numbers (SSN’s) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN’s) have nine digits separated by only one hyphen: i.e. 00-0000000.

The table below will help determine the number to give the requester.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

For this type of account:	Give Name and TIN of:	For this type of account:	Give Name and TIN of:

1. Individual	The individual	6. A valid trust, estate or pension trust	Legal entity(4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. Corporation or LLC electing corporate status on IRS Form 8832 8. Association, club, religious, charitable, educational or other tax-exempt organization	The corporation The organization

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9. Partnership or multimember LLC	The partnership or LLC

4. a.      The usual revocable savings trust (grantor is also trustee)

   b.      The so-called trust account that is not a legal or valid trust under state law

5. Sole proprietorship or single owner LLC not described in 7

The grantor-trustee(1) The actual owner(1) The owner(3)

10. A broker or registered nominee

11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments

The broker or nominee The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s Social Security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your Social Security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

How to Get a TIN

If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

If you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number, sign and date the form (including the Certificate of Awaiting Taxpayer Identification Number), and give it to the requester.

Note: Writing “Applied For” means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding

Exempt Payee Code

Individuals (including sole proprietors and LLCs disregarded as entities separate from their individual owners) are NOT automatically exempt from backup withholding.

The following codes identify payees that are exempt from backup withholding:

1)        An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

2)        The United States or any of its agencies or instrumentalities.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

3)     A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4)     A foreign government or any of its political subdivisions, agencies or instrumentalities.

5)     A corporation.

6)     A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

7)     A futures commission merchant registered with the Commodity Futures Trading Commission.

8)     A real estate investment trust.

9)     An entity registered at all times during the tax year under the Investment Company Act of 1940.

10)   A common trust fund operated by a bank under section 584(a) of the Code.

11)   A financial institution (as defined for purposes of section 3406 of the Code).

12)   A middleman known in the investment community as a nominee or custodian.

13)   A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

For broker transactions, persons listed in items 1-4 and 6-11, above, as well as all C corporations, are exempt from backup withholding.

Exemption from FATCA reporting code.

The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank.

Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Payments Exempt From Backup Withholding Dividends and patronage dividends that are generally exempt from backup withholding include:

•     Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•     Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•     Payments of patronage dividends not paid in money.

•     Payments made by certain foreign organizations.

•     Payments made by an ESOP pursuant to section 404(k) of the Code.

Interest payments that are generally exempt from backup withholding include:

•     Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if the amount of interest paid during a taxable year in the course of the payor’s trade or business is $600 or more, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.

•    Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

•    Payments described in section 6049(b)(5) of the Code to nonresident aliens.

•    Payments on tax-free covenant bonds under section 1451 of the Code.

•    Payments made by certain foreign organizations.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, 6050N and 6050W of the Code, and the Treasury regulations thereunder.

If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part 1, write “Exempt” in Part 2, and sign and date the form and return it to the requester.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

Privacy Act Notice.–Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold at the applicable rate on payments of taxable interest, dividends and certain other items to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1)          Failure to Furnish Taxpayer Identification Number.–If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)          Civil Penalty for False Information With Respect to Withholding.–If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3)          Criminal Penalty for Falsifying Information.–Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE

RETAIL PROCESSING DEALER FORM

As described in the Statement, any Consents received by a beneficial owner with holdings in an aggregate principal amount of Securities less than or equal to $250,000, The Phoenix Companies, Inc. will pay, if applicable, any relevant Retail Processing Dealer (as defined in the Statement) a cash payment equal to the Retail Processing Fee (as defined in the Statement). In order to be eligible to receive the Retail Processing Fee, a properly completed Consent must be received by the Information and Tabulation Agent prior to the Expiration Date, in accordance with the procedures for delivering Consents further described in the Consent and the Statement and must not have been validly revoked. We will, in our sole discretion, determine whether a broker has satisfied the criteria for receiving a Retail Processing Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide Consents). Other than the foregoing, no fees or commissions have been or will be paid by us to any broker, dealer or other person in connection with this offer, with the exception of the Solicitation Agent and the Information and Tabulation Agent.

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR ANY OTHER ELIGIBLE RECIPIENT THAT SOLICITED INSTRUCTIONS TO SUBMIT

Name of Firm
(Please Print)

Attention of Individual at Firm
(Please Print)

Address: (Street)

(City, State/Province/Region and Zip/Postal Code)

(Country)

Telephone Number

If payment of the retail processing fee is to be made by wire transfer, include wire transfer instructions below:

Bank Name:	ABA#:

Account Name:	Account #:

Beneficial Owners tendering Securities

Beneficial Owners	Transaction Code Reference Number	Aggregate Principal Amount
Beneficial Owner #1
Beneficial Owner #2
Beneficial Owner #3
Beneficial Owner #4
Beneficial Owner #5

Attach additional list, if necessary and affix the list to this Retail Processing Dealer Form

Aggregate Retail Processing Dealer Fee:

* * * *

RETURN THIS RETAIL PROCESSING DEALER FORM TO THE INFORMATION AND TABULATION AGENT

The acceptance of compensation by such Retail Processing Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such processing; (b) it is entitled to such compensation for such processing under the terms and conditions of the Solicitation; (c) in processing a Consent, it has used no solicitation materials other than those furnished by The Phoenix Companies, Inc. in connection with the Solicitation and (d) if it is a foreign broker or dealer not eligible for membership in the Financial Institution Regulatory Authority (“FINRA”), it has agreed to conform to the FINRA’s Rules of Fair Practice in processing a Consent.

INSTRUCTIONS

(FORMING PART OF THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION)

1. Delivery of this Consent. Holders who wish to deliver a Consent to the Proposed Amendments and Proposed Waiver should mail, hand deliver, send by overnight courier or send by facsimile or e-mail (confirmed by physical delivery) their properly completed and duly executed Consent and any other required documents to the Information and Tabulation Agent at its facsimile number, e-mail address or mailing address set forth above for receipt on or prior to the relevant Expiration Date. The method of delivery of this Consent and all other required documents to the Information and Tabulation Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Information and Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent should be sent to any person other than the Information and Tabulation Agent. Notwithstanding the foregoing, the Company reserves the right (but is not obligated) to accept any Consent received by it, the Trustee or the Solicitation Agent and by any other reasonable means or in any form that reasonably evidences the giving of Consent to the Proposed Amendments and Proposed Waiver.

All Holders, by execution and delivery of this Consent or a facsimile hereof, waive any right to receive any notice of the acceptance of their Consent for the Solicitation.

2. Expiration Date. The Solicitation in respect of the Securities expires at 5:00 p.m. New York City time, on February 20, 2014, unless the Company, in its sole discretion, extends the Expiration Date. In the event the Company determines to extend the Expiration Date, it will notify the Information and Tabulation Agent in writing or orally (confirmed in writing) of any extension and will make a public announcement thereof, not later than 9:00 a.m., New York City time, on the first business day following the previously scheduled Expiration Date. The Company may extend the Solicitation on a daily basis or for such specified period of time as it may determine in its sole discretion. Failure by any Holder or beneficial owner of the Securities to be so notified or learn of such public announcement will not affect the extension of the Solicitation.

3. Questions Regarding Validity, Form, Legality, etc. All questions as to the form of documents and validity, eligibility (including time of receipt), conformity and regularity of and revocation of Consents will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all Consents that it determines are not in proper form or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defect or irregularity in the Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of any other Holders. The Company’s interpretation of the terms and conditions of the Solicitation (including the instructions in the Consent) will be final and binding. None of the Trustee, the Information and Tabulation Agent, the Solicitation Agent, the Company or any other person will be under any duty to give notification of any defects or irregularities in Consents or will incur any liability for failure to give any such notification.

4. Holders Entitled to Consent. Only Holders, or their duly designated proxies, are eligible to Consent to the Proposed Amendments and Proposed Waiver. Any beneficial owner whose Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wishes to deliver a Consent with respect to the Securities so registered must contact such broker, dealer, commercial bank, trust company or other nominee, as the Holder of such Securities, and instruct the nominee to complete, execute and deliver the Consent on the beneficial owner’s behalf on or prior to the Expiration Date. A beneficial owner of an interest in the Securities held in the account of a DTC Participant who wishes to deliver a Consent must properly instruct such DTC Participant to cause this Consent to be validly completed, executed and delivered on behalf of such beneficial owner.

The delivery of a Consent will not affect a Holder’s right to sell or transfer any Securities, and a sale or transfer of any Securities after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Securities. Each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Securities to which such Consent relates.

5. Signatures on this Consent. This Consent must be executed in the name of the Holder in the same manner as the name of such Holder appears in the appropriate records of the Company as of the Record Date. If this Consent is signed by a DTC Participant whose name is shown on a security position listing as the Holder of the Securities to which this Consent relates, the signature must correspond with the name shown on the security position listing as the owner of such Securities.

If any of the Securities with respect to which this Consent relates are held by two or more joint Holders, each such Holder must sign this Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company of such person’s authority to so act. If Securities are held in different names, a separate Consent must be executed covering each name.

6. Revocation of Consent. Any Holder of Securities as of the Record Date that has granted a Consent may revoke such Consent, in whole or in part, by delivering written notice of revocation to the Information and Tabulation Agent up to the earlier of the Expiration Date and the date the Company publicly announces the receipt by the Company of the Requisite Consents. To be effective, the written notice of revocation must be signed by the same Holder and in the same manner as the original Consent. Any revocation will apply to all Securities held by the Holder providing the revocation notice as to which a Consent was previously delivered, unless a lesser portion of such Securities as to which a Consent was previously delivered is expressly indicated in such notice of revocation. Holders who revoke their Consents will not be eligible to receive the Consent Fee as to the portion of the Securities for which a Consent was validly revoked, and any relevant Retail Processing Dealer will not be eligible to receive the Retail Processing Fee as to the portion of the Securities for which a Consent was validly revoked. A beneficial owner of Securities who is not the Holder of such Securities must instruct the Holder of such Securities to revoke any Consent already given with respect to such Securities. A valid revocation of a Consent by a Holder may be rescinded by the execution and delivery of a letter revoking the Consent containing the same identifying information set forth in the Consent or the delivery of a later dated Consent pursuant to the procedures described herein. The Company reserves the right to contest the validity of any revocation and all questions as to the validity of notices of revocation will be determined by the Company, in its sole determination, which will be final and binding. None of The Phoenix Companies, Inc., its subsidiaries and affiliates, the Solicitation Agent, the Trustee, the Information and Tabulation Agent, its transfer agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of revocation or incur any liability for failure to give any such notification.

7. Waiver of Conditions; Amendment of Terms; Termination. The Company reserves the right, subject to the terms set forth in the Statement, in its sole discretion: (i) to terminate or amend, waive or modify any of the terms of the Solicitation, including increasing the Consent Fee or Retail Processing Fee, or changing the Record Date, at any time on or prior to the Expiration Date and for any reason, by giving notice to the Solicitation Agent and the Information and Tabulation Agent; (ii) to extend the Solicitation for any reason; and (iii) not to extend the Solicitation beyond the original Expiration Date or any date to which the Solicitation has been previously extended.

If the Company, in its sole determination, makes a material change in the terms of the Solicitation or in the information concerning the Solicitation or if it waives a material condition to the Solicitation, or terminates the Solicitation prior to the Expiration Date, it will disclose such change or waiver in a public announcement and, if required by applicable law, disseminate additional solicitation materials. However, if a Specified Material Event occurs, the Company will notify the Information and Tabulation Agent and the Solicitation Agent of such Specified Material Event and, thereafter, disseminate additional solicitation materials such that Holders will be given an opportunity to change their previously delivered Consent and deliver a new Consent in connection with such Specified Material Event.

8. Requests for Assistance or Additional Copies.

Any questions or requests for assistance in filling out and delivering the Consent or for additional copies of the Statement or the Consent and other related documents may be directed to the Information and Tabulation Agent at its address, telephone number or e-mail address set forth on the back cover of the Statement or the front page of the Consent. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agent at its telephone number set forth on the back cover of the Statement or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

9. Transfer Taxes. The Company will not pay or cause to be paid any transfer taxes with respect to the Solicitation.

10. Withholding Tax; Internal Revenue Service Forms. To avoid the application of 28% backup withholding on any payments made to Consenting Holders (or other payees), each Consenting Holder (or other payee) should complete and provide to the Information and Tabulation Agent Internal Revenue Service (“IRS”) Form W-9, in the case of a Holder that is a U.S. Person (as defined below) (a “U.S. Holder”), or an IRS Form W- 8BEN or other appropriate IRS Form W-8, in the case of a Holder that is not a U.S. Person (a “Non-U.S. Holder”). For purposes of IRS Form W-9, a U.S. Person is an individual who is a U.S. citizen or U.S. resident alien, a partnership, corporation or association created or organized in the United States or under the laws of the United States, or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income tax regardless of its source, or a trust if a U.S. court is able to exercise primary supervision over the trust and U.S. Persons have authority to control all substantial decisions of the trust. U.S. Holders may obtain an IRS Form W-9 and instructions from the Information and Tabulation Agent or from the IRS’s website (http://www.irs.gov).

Each U.S. Holder, when completing an IRS Form W-9, is required to provide the U.S. Holder’s correct taxpayer identification number (“TIN”) (generally the U.S. Holder’s Social Security or Employer Identification Number), along with certain other information, and to certify under penalties of perjury that the U.S. Holder is a U.S. Person, that such TIN is correct (or that such U.S. Holder is awaiting a TIN) and that the U.S. Holder is not subject to backup withholding. Alternatively, a U.S. Holder can prevent backup withholding by providing a basis for exemption from backup withholding. Failure to provide the correct information on IRS Form W-9 or an adequate basis for an exemption from the obligation to provide such information may subject the tendering U.S. Holder to a $50 penalty imposed by the IRS and backup withholding at a rate of 28% of the gross proceeds paid pursuant to the Statement. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders should not complete IRS Form W-9. Instead, each Non-U.S. Holder should complete an IRS Form W-8BEN (or other appropriate type of IRS Form W-8). In the case of Non-U.S. Holders for which IRS Form W-8BEN is the appropriate form, IRS Form W-8BEN requires a Non-U.S. Holder to provide such Non-U.S. Holder’s name and address, along with certain other information, and to certify, under penalties of perjury, that such Non-U.S. Holder is not a U.S. Person. Non-U.S. Holders may obtain an IRS Form W-8BEN and instructions (or other appropriate IRS Form W-8) from the Information or Tabulation Agent or from the IRS’s website (http://www.irs.gov).

Failure to include a properly completed Form W-9 or IRS Form W-8 may result in the application of U.S. backup withholding.

A Consent Fee paid to a Non-U.S. Holder will be subject to 30% U.S. federal withholding tax unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming a reduction of or exemption from such withholding tax under the “business profits,” “other income” or similar article of a U.S. income tax treaty or provides a properly executed IRS Form W-8ECI claiming that the Consent Fee is effectively connected with the conduct of a trade or business in the United States. In addition, payments attributable to accrued but unpaid stated interest made to a Non-U.S. Holder will be subject to 30% U.S. federal withholding tax unless the Non-U.S. Holder provides proper certification on an applicable IRS Form W-8. Please see “Certain U.S. Federal Income Tax Consequences” in the accompanying Statement.

Treasury Department Circular 230 Disclosure: Any discussion of tax issues set forth in this Consent was written in connection with the promotion and marketing of the transactions described in this Consent. Such discussion was not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding any tax penalties that may be imposed on such person. Each Holder should seek advice based on its particular circumstances from an independent tax adviser.